UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(RULE 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
Check the appropriate box:
☐   Preliminary Information Statement.
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)).
☑   Definitive Information Statement.
LIME ENERGY CO.
(Name of Registrant as Specified in Its Charter)

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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1280 Landmeier Road
Elk Grove Village, Illinois 60007

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TO ALL STOCKHOLDERS:

This Information Statement is first being mailed on or about December 31, 2008 to the holders of record of the common stock, par value $0.0001 per share (the “Common Stock”), of Lime Energy Co., a Delaware corporation (the “Company”), as of the close of business on November 18, 2008 (the “Record Date”). This Information Statement relates to certain actions taken by written consents of the holders of a majority of the total number of shares of our outstanding capital stock dated November 13, 2008 and November 26, 2008 (the “Consents”).

The Consents authorized, effective following the twentieth day after the mailing of this Information Statement to our stockholders, the following:

•	the private placement transaction under which we issued or intend to issue Common Stock and warrants to purchase shares of Common Stock, which on an as-converted basis in the aggregate could potentially exceed 19.99% of the Common Stock outstanding on November 13, 2008, at less than the greater of market or book value, to accredited investors that include certain of our directors and officers whose discounted purchases may be considered “equity compensation” (the “Private Placement”);

•	the issuance of our Series A-1 Convertible Preferred Stock (the “Preferred Stock”), which is convertible into an amount of Common Stock potentially exceeding 19.99% of the Common Stock outstanding on November 14, 2008, to one of our directors (the “Recapitalization”);

•	the amendment to the our 2008 Long-Term Incentive Plan (the “Amendment”);

•	the adoption of our 2008 Employee Stock Purchase Plan (the “ESPP”); and

•	the implementation of a stock option exchange offer to employees officers and directors holding underwater options issued under our long-term incentive plans (the “Exchange Offer”).

The Consents are sufficient under the General Corporation Law of the State of Delaware (“DGCL”) and our By-Laws (the “By-Laws”) to approve the Private Placement, Recapitalization, Amendment, ESPP and Exchange Offer. Accordingly, the Private Placement, Recapitalization, Amendment, ESPP and Exchange Offer shall not be submitted to our other stockholders for a vote.

The Information Statement is being furnished to you to provide you with material information concerning the actions taken in connection with the Consents in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice under Section 228 of the DGCL of the action taken in connection with the Consents.

Only one Information Statement is being delivered to two or more security holders who share an address, unless we have received contrary instruction from one or more of the security holders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please write to us at 1280 Landmeier Road, Elk Grove Village, Illinois 60007, Attn: Jeffrey Mistarz.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely,

/s/  David R. Asplund
David R. Asplund
Chief Executive Officer

Date: December 31, 2008

INFORMATION STATEMENT

RECENT EVENTS		2
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT		3
	Beneficial Owners of Greater Than 5% of Each Class of Our Common Stock	3
	Beneficial Owners of Greater Than 5% of Each Class of Our Preferred Stock	3
	Directors and Executive Officers	4
	Changes in Control	4
ITEM 1 —	APPROVAL OF THE ISSUANCE OF COMMON STOCK AND THE POTENTIAL ISSUANCE OF COMMON STOCK EXCEEDING 19.99% OF THE COMMON STOCK OUTSTANDING ON NOVEMBER 13, 2008 TO A DIRECTOR AT LESS THAN MARKET VALUE	5
ITEM 2 —	APPROVAL OF THE ISSUANCE OF PREFERRED STOCK CONVERTIBLE INTO COMMON STOCK EXCEEDING 19.99% OF COMMON STOCK OUTSTANDING ON NOVEMBER 14, 2008	8
ITEM 3 —	APPROVAL OF AN AMENDMENT TO THE LIME ENERGY CO. 2008 LONG-TERM INCENTIVE PLAN	11
	The Plan in General	11
	Description of the Plan	11
	Types of Awards	12
	Awards Granted Under the Plan	13
	Federal Income Tax Consequences of Awards	13
ITEM 4 —	APPROVAL OF THE LIME ENERGY CO. 2008 EMPLOYEE STOCK PURCHASE PLAN	15
	Material Features of the ESPP	15
	Federal Income Tax Considerations	17
ITEM 5 —	APPROVAL OF THE EXCHANGE OFFER	18
	Summary of Material Terms of Exchange Offer	18
	Reasons for the Exchange Offer	19
	Description and Implementation of the Exchange Offer	20
EXECUTIVE COMPENSATION		22
	Compensation Discussion and Analysis	22
	2007 Summary Compensation Table	24
	Employment Contracts, Termination of Employment and Change-in-Control Arrangements	25
	Potential Payments Upon Termination Or Change In Control	26
	Grants of Plan-Based Awards for 2007	27
	Outstanding Equity Awards at Fiscal Year-End 2007	28
	Stock Options and Incentive Compensation	28
	Option Exercises and Stock Vested During 2007	29
	Option Re-Pricing	29
COMPENSATION OF DIRECTORS		29
	Director Compensation Program	29
	Director Compensation Table	30
MISCELLANEOUS AND OTHER MATTERS		30
	Forward Looking Statements	30
	Where You Can Find More Information	31
	Documents Incorporated By Reference	31
	Other Business	31
	Notice	31

i

LIME ENERGY CO.
1280 Landmeier Road
Elk Grove Village, Illinois 60007

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is first being mailed on or about December 31, 2008 to the holders of record of the Common Stock on November 18, 2008 in connection with the prior receipt by our Board of Directors (the “Board”) of the Consents approving: (i) the Private Placement, (ii) Recapitalization, (iii) Amendment, (iv) ESPP and (v) Exchange Offer. The Private Placement, Recapitalization, Amendment, ESPP and Exchange Offer shall be effective after the twentieth day from the mailing of this Information Statement.

The Board believes that the Private Placement, Recapitalization, Amendment, ESPP and Exchange Offer will enable us to have sufficient working capital to maintain operations and to attract and retain talented employees.

Costs of Mailing

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

Meeting Not Required

The Private Placement, Recapitalization and ESPP were approved by a Consent dated November 13, 2008. The Amendment and Exchange Offer were approved by a Consent dated November 26, 2008. No further vote is required to approve the Private Placement, Recapitalization, Amendment, ESPP and Exchange Offer.

Furnishing Information

This Information Statement is being furnished to all holders of record of the Common Stock on the Record Date. Our filings may be viewed on the Securities and Exchange Commission website at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. We are presently current in the filing of all required reports.

Dissenters Rights of Appraisal

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the Private Placement, Recapitalization, Amendment, ESPP and Exchange Offer, and we will not independently provide stockholders with any such right.

Proposals by Security Holders

No security holders have transmitted any proposals to be acted upon by the Company.

Voting Securities and Principal Holders Thereof

Each of the Private Placement, Recapitalization and the ESPP required the approval of the holders of a majority of the total number of shares of our outstanding Common Stock. Each holder of Common Stock is entitled to one vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders holding the majority of the total number of shares of our outstanding Common Stock necessary to approve the Consent, was the close of business on November 13, 2008. As of November 13, 2008, we had 8,700,209 shares of Common Stock issued. As of November 13, 2008, we did not have any shares of Preferred Stock outstanding.

Each of the Amendment and Exchange Offer required the approval of the holders of a majority of the total number of shares of our outstanding capital stock. Each holder of Common Stock is entitled to one vote for each share held. Each holder of the Preferred Stock is entitled to 10 votes for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders holding the majority of the total number of shares of our outstanding Common Stock and Preferred Stock necessary to approve the Consent, was the close of business on November 26, 2008. As of November 26, 2008, we had 9,555,053 shares of Common Stock issued and outstanding and we had 358,710 shares of Preferred Stock issued and outstanding.

RECENT EVENTS

We recently entered into a series of transactions in order to meet our current and future working capital needs and reduce our outstanding debt. These transactions include the Private Placement, Recapitalization and the purchase of 90% of the outstanding stock of Advanced Biotherapy, Inc. (“ADVB”). The summaries of the Private Placement and Recapitalization are qualified in their entirety by reference to the complete text of Item 1 and 2 below.

Private Placement

As further described in Item 1 of this Information Statement, on November 13, 2008 we entered into Subscription Agreements with 15 investors to sell 1,787,893 units (the “Units”), each comprised of one share of our Common Stock and a warrant to purchase an additional quarter share of Common Stock (the “Warrants”). The sale price was $3.51 per Unit, which is equal to 75% of the volume-weighted average price of the our Common Stock for the ten days prior to closing. The warrants allow holders to purchase a share of Common Stock for $4.10 per share, which was the closing price of our Common Stock on the day prior to the closing, and the warrants are exercisable any time after May 13, 2009 and before November 13, 2011. The total gross proceeds raised in the Private Placement will be $6,275,500. The Private Placement will close in two tranches: tranche A, which is comprised of unaffiliated investors; and tranche B which is comprised of affiliated investors. We raised $3,000,500 in tranche A, which closed on November 13, 2008. We anticipate closing on the remaining $3,275,000 in tranche B in January 2009. Proceeds from the Private Placement will be used for working capital purposes.

Recapitalization

As further described in Item 2 of this Information Statement, on November 14, 2008, we entered into a Preferred Stock Purchase Agreement with Richard P. Kiphart, our Chairman and largest individual stockholder, under which we sold Mr. Kiphart 358,710 shares of newly created Preferred Stock in exchange for his agreement to cancel a promissory note we issued in the principal amount of $14,707,104. The note bore interest at 17% per annum and matured on March 31, 2009. Each outstanding share of Preferred Stock is entitled to cumulative quarterly dividends at a rate of (i) 15% per annum of its stated value, which is $41.00 per share, on or prior to March 31, 2009 (9% payable in cash and 6% payable in additional shares of Preferred Stock); and (ii) 17% per annum of its stated value at any time on or after April 1, 2009 (9% payable in cash and 8% payable in additional shares of Preferred Stock). Each share of Preferred Stock is currently entitled to ten votes and the Preferred Stock votes along with the Common Stock. The Preferred Stock is convertible into shares of Common Stock on a ten-for-one basis anytime after December 31, 2009, subject to adjustment. In connection with this recapitalization, we expect to remove $14.7 million in liabilities from our balance sheet and treat the Preferred Stock as equity.

Stock Purchase of ADVB

On November 18, 2008, we entered into a Stock Purchase Agreement with ten stockholders (the “Sellers”) of ADVB, pursuant to which we agreed to acquire 90.8% of the outstanding capital stock of ADVB at $0.008625 per share in exchange for 2,252,341 shares of the Common Stock. We are contractually obligated to offer the ADVB minority stockholders registered Common Stock on the same terms as received by the Sellers. The assets of ADVB include: 1) approximately $6.2 million in cash; 2) an $800,000 convertible promissory note from a company that is majority owned by Mr. Kiphart, which bears 10% interest due May 17, 2009; and 3) a $4.5 million revolving promissory note from the Company that bears 17% interest maturing March 31, 2009, which we intend to retire. There was $1.37 million outstanding on the revolving promissory note on November 18, 2008. Mr. Kiphart, one of the Sellers, is the beneficial owner of more than 80% of the shares of ADVB and serves as its Chairman, on one hand, and is the beneficial owner of more than 22% of our capital stock and serves as our Chairman, on the other hand. Mr. David Valentine is also a shareholder and director of both the Company and ADVB.

This information statement does not constitute an offer to sell any securities. We intend to file a Registration Statement on Form S-4 with the Securities and Exchange Commission and mail a joint information statements/prospectus to shareholders of Lime Energy Co. and Advanced Biotherapy, Inc. Shareholders of Lime and ADVB are urged to read the joint information statement/prospectus when it is available and other related documents filed with the Securities and Exchange Commission because they will contain important information about the ADVB acquisition. Security holders will be able to obtain free copies of the joint information statement/prospectus when available and other documents filed with the Securities and Exchange Commission through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the joint information statement/prospectus when available and other documents filed with the Securities and Exchange Commission can also be obtained on our website at www.lime-energy.com or by calling 847-437-1666.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following tables list certain information, as of December 29, 2008, regarding the beneficial ownership of our outstanding Common Stock and Preferred Stock by (1) the persons known to us to beneficially own greater than 5% of each class of our voting securities, (2) each of our directors and named executive officers, and (3) our directors and executive officers, as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them, and the address of each person listed in the following table is c/o Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.

Beneficial Owners of Greater Than 5% of Each Class of Our Common Stock:

								% including
			Common		Common			Series A-1
			Shares		Shares			preferred
			Issuable		Issuable			stock on as
	Common		Upon Exercise		Upon Exercise			as-converted
Name	Shares		of Warrants		of Options(1)	Total	%	basis(2)

Stephen Glick	588,777		—		—	588,777	6.162	6.162
Richard P. Kiphart	2,146,723		127,747		29,284	2,303,754	23.720	60.655
Nettlestone Enterprises Limited(3)	791,444		142,450		—	933,894	9.630	9.630
Daniel R. Parke	709,886		—		148,332	858,218	8.845	8.845
SF Capital Partners Ltd.(4)	621,583		—		—	621,583	6.505	6.505
David R. Asplund	277,167	(5)	286	(6)	694,283	971,736	9.481	9.481

Beneficial Owners of Greater Than 5% of Each Class of Our Preferred Stock:

		Common	Common
	Common	Shares	Shares
	Shares	Issuable	Issuable
	Directly	Upon Exercise	Upon Exercise
Name	Held	of Warrants	of Options	Total	%

Richard P. Kiphart(7)	358,710	—	—	358,710	100.000

Directors and Executive Officers:

								% including
			Common		Common			Series A-1
	Common		Shares		Shares			preferred
	Shares		Issuable		Issuable			stock on as
	Directly		Upon Exercise		Upon Exercise			as-converted
Name	Held		of Warrants		of Options(1)	Total	%	basis

Directors and Executive Officers
David R. Asplund	277,167	(5)	286	(6)	694,283	971,736	9.481	9.481
Gregory T. Barnum	—		—		29,284	29,284	*	*
William R. Carey	—		21,429		29,284	50,713	*	*
Joseph F. Desmond	—		—		14,286	14,286	*	*
Richard P. Kiphart	2,146,723		127,747		29,284	2,303,754	23.720	60.655
Jeffrey R. Mistarz	1,292		—		167,620	168,912	1.737	1.737
Daniel R. Parke	709,886		—		148,332	858,218	8.845	8.845
David W. Valentine	52,300		—		29,758	82,058	*	*
All directors and executive officers as a group (8 persons)**	3,187,368		149,462		1,142,131	4,478,961	41.294	80.718

*	Denotes beneficial ownership of less than 1%.

**	Eliminates duplication.

1.	Represents options to purchase our common stock exercisable within 60 days of December 29, 2008.

2.	Includes 358,710 shares of our Series A-1 preferred stock, which are convertible into 3,587,100 shares of our common stock any time after January 1, 2010. Our Series A-1 preferred stock has the right to vote with our common stock on an as converted basis.

3.	The business address for Nettlestone Enterprises Limited is P.O. Box 665 Roseneath, The Grange, St. Peter Port, Guernsey GY1-3SJ, Channel Islands.

4.	SF Capital Partners Ltd. is a British Virgin Island company. Staro Asset Management, L.L.C., a Wisconsin limited liability company, acts as investment manager and has sole power to direct the management of SF Capital Partners. Through Staro Asset Management, Messrs. Michael A. Roth and Brian J. Stark possess sole voting and dispositive power over all shares owned by SF Capital Partners, but disclaim beneficial ownership of such shares. The mailing address for SF Capital Partners is c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, WI 53235.

5.	Includes 151 shares owned by Mr. Asplund’s wife and a total of 16,477 shares owned by Mr. Asplund’s dependent children.

6.	Includes warrants to purchase 286 shares of our common stock held by Delano Group Securities, LLC, of which Mr. Asplund is the principal owner.

7.	Our Series A-1 preferred stock is convertible into shares of our common stock at the rate of 10 shares of our common stock for each share of our Series A-1 preferred stock. Our Series A-1 preferred stock votes with our common stock on an as converted basis.

Changes in Control

We are not aware of any arrangements, including any pledge by any person of our stock, the operation of which may at a subsequent date result in a change of control of the Company.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following actions were taken based upon the recommendation of the Board and the Consents:

ITEM 1 —	APPROVAL OF THE ISSUANCE OF COMMON STOCK AND THE POTENTIAL ISSUANCE OF COMMON STOCK EXCEEDING 19.99% OF THE COMMON STOCK OUTSTANDING ON NOVEMBER 13, 2008 TO OFFICERS AND DIRECTORS AT LESS THAN MARKET VALUE

Introduction

In the Private Placement, we entered into subscription agreements with certain accredited investors (the “Investors”) under which we issued or intend to issue to such Investors Units comprised of Common Stock and Warrants to purchase shares of our Common Stock. Each Unit consists of one share of Common Stock and a Warrant to purchase one-quarter of a share of Common Stock. The first tranche of the Private Placement closed on November 13, 2008; however, the second tranche of the Private Placement is subject to stockholder approval under the NASDAQ Marketplace Rules (the “Marketplace Rules”). Our Board approved the Private Placement on November 12, 2008. Holders of a majority of the total number of shares of our outstanding Common Stock executed a Consent to the Private Placement on November 13, 2008.

The principal purpose of the Private Placement is to strengthen our cash position for general operations and repayment of our outstanding debt.

Description of the Private Placement

The following description summarizes the material terms of the Private Placement; however, stockholders are urged to carefully read the form of the subscription agreements and Warrant that are attached to the Form 8-K filed by us on November 17, 2008.

We entered into subscription agreements, each dated November 13, 2008, with the Investors for the sale and purchase of 1,787,893 Units at a price of $3.51 per Unit, which is 75% of the volume-weighted average price of our Common Stock during the ten days prior to November 13, 2008. The closing bid price of the Common Stock on November 12, 2008 was $4.10 per share, and the Units were sold at 14.4% discount to this price.

In the first tranche of the Private Placement, which closed on November 13, 2008, we sold 854,844 Units for total gross proceeds of $3,000,500. These Units consisted of 854,844 shares of our Common Stock and three-year Warrants giving purchasers the right to purchase 213,713 shares of our Common Stock, in the aggregate, at an exercise price of $4.10 per share, the closing bid price of the Common Stock on November 12, 2008.

In the second tranche of the Private Placement, we have agreed to sell 933,049 Units to Mr. Kiphart, David R. Asplund, Daniel W. Parke, Gregory T. Barnum, Pradeep Kapadia, David Valentine and Jeffrey R. Mistarz (the “Inside Investors”), each one of our directors, officers or employees. These Units will consist of 933,049 shares of our Common Stock and three-year Warrants giving the Insider Investors the right to purchase 233,263 shares of our Common Stock, in the aggregate, at an exercise price of $4.10 per share, the closing bid price of the Common Stock on November 12, 2008. The Units to be sold in the second tranche of the Private Placement require approval by holders of a majority of the total number of shares of our outstanding Common Stock pursuant to the Marketplace Rules prior to issuance.

All Warrants issued in connection with the Private Placement become exercisable on May 13, 2009, six months following November 13, 2008. The Warrant exercise price is subject to adjustment for stock splits, stock dividends, and the like. All of the Warrants will expire on November 13, 2011.

Net Proceeds from Private Placement of Units

The following table sets forth the gross proceeds from the Private Placement of the Units and calculates the net proceeds from the Private Placement of the Units after deduction of the anticipated payments. Based on the foregoing assumptions, the net proceeds represent approximately 98% of the gross proceeds.

Gross Proceeds	$6,275,500
Approximate Transaction Costs	$100,000

Net Proceeds	$6,175,500

We have agreed to pay the legal fees and expenses incurred by Mr. Kiphart in connection with the negotiation and execution of his subscription agreement and the consummation of the private placement thereunder. These fees totaled approximately $25,000.

Other Information

We have not received any information from the Investors indicating that any Investor has an existing short position in our Common Stock.

NASDAQ Stockholder Approval Requirements

Our Common Stock is traded on the NASDAQ Capital Market under the symbol “LIME.” Consequently, we are subject to the NASDAQ Marketplace Rules. Although the issuance of the Units does not require stockholder approval under Delaware law, our articles of incorporation or by-laws, the issuance of Units to the Inside Investors as part of the second tranche of the Private Placement does require the approval of the stockholders holding at least a majority of our outstanding stock under Marketplace Rules 4350(i)(1)(A) and 4350(i)(1)(D). Holders of a majority of the total number of shares of our outstanding Common Stock executed a Consent approving the Private Placement on November 13, 2008 in compliance with Marketplace Rules 4350(i)(1)(A) and 4350(i)(1)(D).

Marketplace Rule 4350(i)(1)(A) requires NASDAQ-listed issuers to obtain the approval of the stockholders holding at least a majority of the outstanding stock of a company prior to any issuance of common stock or securities convertible into or exercisable for common stock by a company to its officers, directors, employees, or consultants, or an affiliated entity of such a person, in a private placement at a price a price less than the greater of the book or market value of the stock because it is considered a form of “equity compensation.” For this purpose, market value is the closing bid price immediately preceding the time the company enters into a binding agreement to issue the securities.

Marketplace Rule 4350(i)(1)(A) is applicable to the second tranche of the Private Placement because, in the second tranche of the Private Placement, we will issue Common Stock to the Inside Investors, subject to stockholder approval, at a price less than the greater of the book or market value of the Common Stock.

Marketplace Rule 4350(i)(1)(D) requires NASDAQ-listed issuers to obtain the approval of the stockholders holding at least a majority of the outstanding stock of a company prior to any issuance or potential issuance of securities representing 20% or more of the outstanding common stock or voting power of the issuer (on an as-converted or as-exercised basis) before such issuance for a price less than the greater of the book or market value of the issuer’s common stock. For purposes of Rule 4350(i)(1)(D), the (i) outstanding common stock or voting power of the issuer is determined as of a date the issuer enters into a binding agreement with respect to such issuance or potential issuance, (ii) market value of the issuer’s common stock is deemed to be the closing bid price of the issuer’s common stock immediately prior to entering into such binding agreement, and (iii) shares underlying warrants are aggregated with an accompanying issuance of common stock (or the equivalent) at a discount unless the warrants are not exercisable for at least six months following closing and are not exercisable for less than the greater of book or market value.

Marketplace Rule 4350(i)(1)(D) is applicable to the Private Placement because, in the second tranche of the Private Placement, we will issue Common Stock that, that when aggregated with the Common Stock issued in the first tranche of the Private Placement, exceeds 20% or more of the outstanding shares of outstanding Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than the greater of the book or market value of the Common Stock.

Equity Compensation to Directors, Officers and Employees

The following table sets forth the potential equity compensation to be realized by the Inside Investors based on the closing price of the Common Stock on November 12, 2008 and the price per Unit in the Private Offering.

Closing bid price per share on November 12, 2008	$4.10
Purchase price per Unit on November 13, 2008	$3.51
Total shares of Common Stock purchased by Inside Investors	933,049
Aggregate market value of Common Stock based on closing bid price as of November 12, 2008	$3,825,501
Aggregate purchase price of Common Stock in Private Placement	$3,275,002
Total “equity compensation” to Inside Investors	$550,499

Effect of Private Placement

Because we have obtained stockholder approval of Item 1,(i) we have satisfied Marketplace Rules 4350(i)(1)(A) and 4350(i)(1)(D); (ii) our stockholders have authorized the issuance of the Common Stock to the Insider Investors and the issuance of the Common Stock upon exercise of the Warrants issued to the Inside Investors, in excess of 19.99% of the shares of Common Stock issued and outstanding as of November 13, 2008 at a discount; and (iii) we will be permitted to issue Common Stock to the Insider Investors and issue such shares of Common Stock to the Insider Investors upon exercise of the Warrants.

The Private Placement benefits us and our stockholders by strengthening our cash position for general operations. The total gross proceeds of the Private Placement will be $6,275,500. The exercise of the Warrants further benefits us and our stockholders because, upon such exercise, we will receive the exercise price per share of Common Stock issued. If the Warrants are exercised in full at the initial exercise price, then our exercise proceeds will be approximately $1,833,000.

The market value of the Common Stock on November 12, 2008 was $4.10 per share, which price is greater than the book value of the Common Stock. The Units were sold at $3.51 per Unit, a 14.4% discount from the closing bid price. Because the Units were issued at a discount, the spread between the closing bid price and the purchase price for the Units is considered equity compensation to the Inside Investors under the Marketplace Rules.

The 2,234,869 shares of Common Stock issued or issuable to the Investors and issuable upon the exercise of the Warrants, represents approximately 25.7% of the 8,700,209 shares of Common Stock outstanding as of the Record Date and November 13, 2008, the date of the subscription agreements. Accordingly, this issuance and potential issuance represents a significant dilution of the voting interests of existing stockholders.

The shares of Common Stock issued to the Investors and issuable upon the exercise of the Warrants will also have a dilutive effect on earnings per share and may adversely affect the market price of the Common Stock. The issuance of shares of Common Stock in connection with the Private Placement could have an anti-takeover effect because such issuance will make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. The shares of Common Stock issued to the Investors and issuable upon the exercise of the Warrants will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the Company, and dilute the interest of a party attempting to obtain control of the Company. Item 1 is not part of a plan by the Board to adopt a series of anti-takeover measures. The Board does not have any knowledge of any effort by any person to accumulate the our securities or obtain control of the Company by any means.

ITEM 2 —	APPROVAL OF THE ISSUANCE OF PREFERRED STOCK CONVERTIBLE INTO COMMON STOCK EXCEEDING 19.99% OF COMMON STOCK OUTSTANDING ON NOVEMBER 14, 2008

Introduction

In the Recapitalization, we entered into a Preferred Stock Purchase Agreement (the “Preferred Agreement”) with Mr. Kiphart, dated November 14, 2008, under which we issued to Mr. Kiphart 358,710 shares of our Preferred Stock, and in return Mr. Kiphart canceled the outstanding Second Amended and Restated Revolving Line of Credit Note dated August 14, 2008 by us in favor of Mr. Kiphart (the “Note”). The amount outstanding under the Note on November 14, 2008 was $14,707,104. The issuance of any Common Stock upon conversion of the Preferred Stock is subject to stockholder approval under the Marketplace Rules. Our Board approved the Recapitalization on November 12, 2008. Holders of a majority of the total number of shares of our outstanding Common Stock executed a Consent to approve the Recapitalization on November 13, 2008.

Description of the Recapitalization

The following description summarizes the material terms of the Recapitalization; however, stockholders are urged to carefully read the form of the Preferred Agreement attached to the Form 8-K we filed on November 17, 2008.

The Preferred Stock was issued pursuant to the Preferred Agreement between us and Mr. Kiphart in exchange for the cancellation of the Note. The Note bore interest at 17% per annum and would have matured on March 31, 2009. The principal purposes of the Recapitalization are to improve our balance sheet by eliminating a significant obligation that was going to become due in our next fiscal quarter. Tight credit markets have made finding alternative sources of financing challenging, and we were concerned about our ability to replace or extend the Note.

Description of the Note

On March 12, 2008, we entered into a $1.5 million revolving line of credit note with Mr. Kiphart. On June 6, 2008 and August 14, 2008, the Note and related documents were amended to increase the line to $14.5 million. As part of the amendments, Mr. Kiphart was given a general security interest in all of our assets and a provision was added such that in the event the Note was not repaid as of the maturity date of March 31, 2009, the Note would be convertible at the holder’s election at any time from April 1, 2009 until March 31, 2010 into shares of Common Stock at $7.93 per share.

The Note bore interest at 17% per annum, with 12% payable in cash and the remaining 5% capitalized and added to the principal balance on the Note. The Note also required the payment of an unused funds fee of 4% per annum on the unused portion of the Note.

Description of the Preferred Stock

The following description summarizes the material designations, preferences and rights of the Preferred Stock; however, stockholders are urged to carefully read the Certificate of Designations, Preferences and Rights of the Preferred Stock, dated November 14, 2008, that is attached is attached hereto as Appendix A.

Conversion

Each share of Preferred Stock is convertible at the option of the holder, at any time after December 31, 2009, into ten shares of our Common Stock.

The conversion ratio of the Preferred Stock is subject to customary adjustment provisions with respect to stock splits, stock dividends, stock combinations, reorganizations, mergers, consolidations and special distributions. In the Preferred Agreement, Mr. Kiphart agreed that he would not convert any Preferred Stock until stockholder approval of the Recapitalization was effective.

Stated Value

The closing bid price of our Common Stock on November 13, 2008 was $4.10 per share. Because each share of Preferred Stock is convertible into ten shares of our Common Stock, the stated value of the Preferred Stock was determined to be $41.00 by multiplying the closing bid price by ten.

Dividends

Each outstanding share of Preferred Stock is entitled to cumulative quarterly dividends in a combination of cash and additional shares of Preferred Stock (“PIK”). The dividends will accrue at a rate of (i) 15% per annum of the Preferred Stock’s stated value, which is $41.00 per share, on or prior to March 31, 2009 (9% in cash and 8% PIK); and (ii) 17% per annum of the Preferred Stock’s stated value at any time on or after April 1, 2009 (9% in cash and 8% PIK). Dividends on the Preferred Stock are payable and compounded quarterly.

Redemption

Outstanding shares of the Preferred Stock are not subject to mandatory redemption. At any time we have the option to redeem any outstanding shares of Preferred Stock for cash at a price per share equal to $41.00 multiplied by (i) 1.1 if the redemption date, as specified in our notice to the holder, occurs on or prior to March 31, 2009; (ii) 1.11 if the redemption date occurs during the period beginning on April 1, 2009 and ending on June 30, 2009; and (iii) 1.12 if the redemption date occurs at any time after July 1, 2009.

Preference on Liquidation

In the event of any liquidation, subject to the prior preferences and other rights of any senior stock, if any, as to liquidation preferences, the holders of the Preferred Stock then outstanding are entitled first as if members of a single class of securities to be paid out of the assets of the Corporation, before any payment is made to the holders of our Common Stock.

Voting Rights

Except as required by law, holders of Preferred Stock will be entitled to vote on an as-converted basis on all matters on which our holders of Common Stock are entitled to vote. At the current conversion ratios, holders of Preferred Stock have a number of votes equal to ten shares of Common Stock underlying each share of the Preferred Stock. The Preferred Stock currently represents 27.3% of the total voting power of our stockholders.

Special Approval Rights

For so long as any shares of Preferred Stock remain issued and outstanding we cannot, without approval of at least 2/3 of the shares of Preferred Stock then outstanding:

•	alter or change the rights, preferences or privileges of the Preferred Stock; or

•	waive any rights of the Preferred Stock to an adjustment of the conversion ratio.

For so long as at least 35,871 shares of Preferred Stock remain issued and outstanding, we cannot, without approval of 2/3 of the shares of Preferred Stock then outstanding:

•	authorize or issue, or obligate the company to issue, whether by merger, consolidation or otherwise, any other equity security having preference over the Preferred Stock or on parity with the Preferred Stock; or

•	issue any additional shares of Preferred Stock except as PIK.

NASDAQ Stockholder Approval Requirements

As described in Item 1, we are subject to the Marketplace Rules. Although the issuance of the Preferred Stock pursuant to the Recapitalization did not require stockholder approval under Delaware law, our articles of incorporation or by-laws, the issuance of shares of Common Stock upon exercise or conversion of the Preferred Stock, when aggregated with the issuance of shares of Common Stock in the Private Placement, exceeds 19.99% of the our Common Stock issued and outstanding on November 14, 2008, and therefore requires stockholder approval under Marketplace Rules 4350(i)(1)(D).

Marketplace Rule 4350(i)(1)(D) requires NASDAQ-listed issuers to obtain the approval of the stockholders holding at least a majority of the outstanding stock of a company prior to any issuance or potential issuance of securities representing 20% or more of the outstanding common stock or voting power of the issuer (on an as-converted or as-exercised basis) before such issuance for a price less than the greater of the book or market value of the issuer’s common stock. For purposes of Rule 4350(i)(1)(D), the (i) outstanding common stock or voting power of the issuer is determined as of a date the issuer enters into a binding agreement with respect to such issuance or potential issuance and (ii) market value of the issuer’s common stock is deemed to be the closing bid price of the issuer’s common stock immediately prior to entering into such binding agreement.

If the Recapitalization where a stand-alone transaction Marketplace Rule 4350(i)(1)(D) would not apply because the conversion price of the Preferred Stock is at the market value of the underlying Common Stock on the date of issuance. However, Marketplace Rule 4350(i)(1)(D) is applicable because the Recapitalization and the Private Placement could be considered two parts of one integrated transaction. Currently, 3,587,100 shares of Common Stock are issuable upon conversion of the Preferred Stock. These shares, when aggregated with the number of shares of Common Stock issued in the Private Placement, could potentially exceed 19.99% of the our Common Stock issued and outstanding on November 14, 2008. Accordingly, because shares of Common Stock where issued below market value in the Private Placement, we obtained the consent of our stockholders holding at least a majority of our Common Stock prior to any issuance of any Common Stock upon conversion of the Preferred Stock, in accordance with Marketplace Rule 4350(i)(1)(D).

Effect of Stockholder Consent to Item 2

Because we have obtained the consent of the holders of a majority of the total number of shares of our outstanding Common Stock for Item 2, we have satisfied Marketplace Rule 4350(i)(1)(D).

The Recapitalization benefits us and our stockholders by eliminating our obligation to pay the principal and interest otherwise due under the Note, and our outstanding debt and interest expense will be reduced. Furthermore, the $14.7 million liability will be converted into equity, thereby strengthening our balance sheet.

As of November 14, 2008, 3,587,100 shares of Common Stock are issuable upon conversion of the Preferred Stock, which represents approximately 37.5% of the 9,555,053 shares of Common Stock outstanding November 14, 2008. In addition, the Preferred Stock will have the right to vote the equivalent of 3,587,100 shares prior to conversion, if any. Accordingly, such issuance represents a significant dilution of the voting interests of existing stockholders.

The issuance of shares of Preferred Stock will also have a dilutive effect on earnings per share and may adversely affect the market price of the Common Stock. The issuance of shares of Common Stock upon conversion of the Preferred Stock could have an anti-takeover effect because such issuance will make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. The issuance of the Preferred Stock increased the number of shares entitled to vote, increased the number of votes required to approve a change of control of the Company, and diluted the interest of a party attempting to obtain control of the Company. Item 2 is not part of a plan by the Board to adopt a series of anti-takeover measures. The Board does not have any knowledge of any effort by any person to accumulate our securities or obtain control of the Company by any means.

Following completion of the second tranche of the Private Placement and the issuance of the Preferred Stock Mr. Kiphart will hold 46.8% of the voting stock of the Company.

ITEM 3 —	APPROVAL OF AN AMENDMENT TO THE LIME ENERGY CO. 2008 LONG-TERM INCENTIVE PLAN

Introduction

On November 26, 2008, the Compensation Committee of our Board approved amendments to our 2008 Long-Term Incentive Plan (the “Plan”), which will (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by 350,000 shares, from 280,000 shares to 630,000 shares, and (ii) raise the automatic increases in the number of shares available for awards by 150,000 shares, from 100,000 to 250,000, each year beginning in 2009 (the “Plan Amendment”). The holders of a majority of the total number of shares of our outstanding capital stock approved the Plan Amendment pursuant to the Consent dated November 26, 2008. The purpose of the Plan Amendment is to ensure that we have a sufficient reserve of Common Stock available under the Plan to successfully attract and retain the best possible employees and directors.

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Our management relies on equity-based compensation both to provide a performance incentive to employees and to encourage broad employee stock ownership in the Company. We believe that the Plan Amendment is essential to permit our management to continue the pursuit of these objectives. Moreover, equity-based grants are designed to align the interests of each participating employee with those of the stockholders and provide each such individual with a significant incentive to view the Company from the perspective of an owner with an equity stake.

The Plan Amendment

Pursuant to the Plan Amendment, the following changes will be made to the Plan:

•	the maximum number of shares of Common Stock reserved for issuance under the Plan will be increased by an additional 350,000 shares of Common Stock from 280,000 to 630,000 shares and those additional 350,000 shares of Common Stock will accordingly be available for issuance upon the exercise of stock options or stock appreciation rights or for the issuance of other awards granted under the Plan; and

•	the number of shares by which the plan will automatically increase each year, beginning on January 1, 2009, from 100,000 shares to 250,000 shares.

A copy of the Plan Amendment is attached hereto as Appendix B.

Description of the Plan

The following is a summary of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan. You are urged to read the actual text of the Plan in its entirety, which is set forth as Appendix C.

Purpose

The purpose of the Plan is to enhance long-term profitability and stockholder value by offering Common Stock and Common Stock-based and other performance incentives to those employees, directors and consultants who are key to our growth and success. We also view the Plan as a vehicle to attract and retain experienced employees and to align our employees’ economic incentives with those of our stockholders.

Eligible Participants

Participation in the Plan will be limited to selected employees, consultants, advisors, independent contractors and directors.

Number of Shares of Common Stock Available Under the Plan

Currently, a total of 280,000 shares of Common Stock may be issued pursuant to stock awards under the Plan. On the effective date of the amendment to the Plan, the total number of shares of Common Stock that may be issued pursuant to stock awards under the Plan will increase to 630,000.

Administration of the Plan

The Plan is administered by the Compensation Committee of our Board, which has exclusive authority to grant awards under the Plan and to make all interpretations and determinations affecting the Plan. The Compensation Committee will have the discretion to determine the individuals to whom awards are granted, the amount of each award, any applicable vesting schedule and other terms of any award. In no event, however, will an individual be allowed to receive option grants under the Plan for more than 1,000,000 shares of Common Stock in any calendar year. In addition, no incentive stock option awards may be made under the Plan unless and until the Plan is approved by vote of our stockholders.

Amendment to the Plan and Awards

Our Board at any time, and from time to time, may amend the Plan. However, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), any federal or state law or regulation or any securities exchange listing requirements.

Termination of the Plan

Our Board or stockholders may terminate the Plan at any time. Unless sooner terminated, the Plan will terminate on April 22, 2018. No stock awards may be granted under the Plan after it is terminated, however incentive stock options may not be granted after April 7, 2018.

Types of Awards

Stock Options

A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period of time. The Plan administrator determines the exercise price of nonstatutory and incentive stock options granted under the Plan, but the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of our Common Stock on the date of grant. Additional terms, including duration, vesting and manner of exercise, shall be determined by the Plan administrator at the time of grant.

Restricted Stock and Restricted Stock Units

The Plan administrator has the authority to grant restricted stock and restricted stock units awards pursuant to the terms of an award agreement. Each award agreement shall be in such form and shall contain such terms and conditions as the Plan administrator shall deem appropriate.

Other Awards

In addition, the Plan provides for awards in the form of stock appreciation rights, dividend equivalents, other stock-based awards, performance awards and cash awards.

Awards Granted Under the Plan

As of November 26, 2008, we have granted shares of Common Stock and options to purchase 229,006 shares of Common Stock and 50,994 shares remain available for future awards under the Plan, or approximately 18.2% of the 280,000 total shares originally reserved. The table below sets forth the number of awards granted through November 1, 2008 under the Plan to (i) our named executive officers, (ii) our current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group:

2008 Long-Term Incentive Plan

Number of
Awards
Name and Position	Granted(1)

David R. Asplund Chief Executive Officer	42,858
Jeffrey Mistarz Chief Financial Officer	3,810
Daniel Parke President & Chief Operating Officer	14,914
Leonard Pisano(2)	4,524
Executive Vice President
Current Executive Officers as a Group (total of 3)	61,582
Current Non-Executive Director Group (total of 6)	0
Non-Executive Officer Employee Group	167,424

(1)	Represents number of shares of Common Stock, restricted stock and Common Stock subject to options granted through November 1, 2008.

(2)	Mr. Pisano resigned effective February 28, 2008.

Though we intend to grant future awards, we do not have any specific plans to issue any further awards under the Plan at this time.

NASDAQ Stockholder Approval Requirements

As described in Item 1, we are subject to the Marketplace Rules. Although the Plan Amendment did not require stockholder approval under Delaware law, our articles of incorporation or by-laws, the issuance of stock in connection with a stock option plan or other equity arrangement that is made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants requires stockholder approval under Marketplace Rule 4350(i)(1)(A). Holders of a majority of the total number of shares of our outstanding capital stock executed a Consent approving the Amendment on November 26, 2008 in compliance with Marketplace Rule 4350(i)(1)(A).

Federal Income Tax Consequences of Awards

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.

Incentive Stock Options

For federal income tax purposes, the holder of an incentive stock option receives no taxable income at the time of the grant or exercise of the incentive stock option. If such person retains the Common Stock for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income as of the disposition date equal to the difference between the exercise price paid and the sale price received. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.

Non-Statutory Stock Options

A participant who receives a non-statutory stock option with an exercise price equal to the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the company is deductible and subject to tax withholding by us.

Restricted Stock Units

If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued or cash equivalent paid to such participant at the end of the restriction period or, if later, the payment date, at which time we may also take a deduction for such amount.

Stock Awards

Stock awards will generally be taxed in the same manner as non-statutory stock options. However, a restricted stock award is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to us. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of award. Instead, the participant will recognize ordinary income on the date(s) when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Tax Effect for Our Company

Unless limited by Section 162(m) of the Code, we generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.

Section 162(m) Limits

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the Plan provides that no employee may be granted more than 1,000,000 shares in any calendar year.

ITEM 4 —	APPROVAL OF THE LIME ENERGY CO. 2008 EMPLOYEE STOCK PURCHASE PLAN

Introduction

On November 18, 2008, our Board approved the Lime Energy Co. 2008 Employee Stock Purchase Plan, subject to stockholder approval. The holders of a majority of the total number of shares of our outstanding Common Stock approved the Plan Amendment pursuant to the Consent dated November 13, 2008. A description of the ESPP is set forth below and is qualified by the full text the ESPP attached hereto as Appendix D.

Material Features of the ESPP

Stock Subject to the ESPP

The number of shares of Common Stock which may be purchased by employees under the ESPP is 300,000 shares. Such shares of Common Stock may be newly issued shares or shares reacquired in private transactions or open market purchases.

Eligibility

All of our employees and employees of our affiliates who have been employed for at least six months and whose customary employment is at least 20 hours per week and at least five months per calendar year are eligible to participate in the ESPP, except for persons who are deemed under Section 423(b)(3) of the Code, to own 5% or more of our voting stock. Our officers are eligible to participate in the ESPP, except that the Compensation Committee may provide in any offering period that certain highly compensated employees within the meaning of the Code are ineligible to participate. As of September 30, 2008, approximately 340 persons would be eligible to participate in the ESPP.

Participation

The ESPP provides, for a series of six-month offering periods commencing on January 1 and July 1 of each year, with the first offering per period commencing on January 1, 2009. The Compensation Committee may change the duration of the offering periods; provided, that such offering periods comply with the provisions of Section 423(b)(3) of the Code. Employees may elect to become participants in the ESPP by enrolling during specified enrollment periods. During each offering period, employees who enroll in the ESPP for the offering period are granted an option to purchase shares through the accumulation of payroll deductions of not more than 15% of each participant’s compensation (up to a maximum of $25,000 per calendar year, based on the fair market value of the shares determined as of the date the option to purchase such shares is granted). The number of shares to be purchased will be determined by dividing the participant’s balance in the ESPP account on the last day of the offering period by the purchase price per share for the Common Stock. The purchase price per share will be the lesser of 85% of the fair market value of the Common Stock on the last day of the offering period or 85% of the fair market value on the first day of the offering period. If a fractional number of shares results, the number will be rounded down to the next whole number and the excess funds shall be carried forward to the next offering period. Unless a participant withdraws from the ESPP, such participant’s option will be exercised automatically on the last day of the offering period. No interest shall accrue on a participant’s contributions under the ESPP.

Withdrawal

An employee may withdraw all but not less than all the contributions credited to his or her account under the ESPP at any time at least 15 days prior to the last day of the offering period. Upon termination of a participant’s continuous status as an employee prior to the last day of an offering period for any reason, including retirement or death, the contributions credited to such participant’s account will be returned to such participant or such participant’s beneficiary in the case of death. In the event a participant fails to remain employed for at least 20 hours per week during an offering period, such participant will be deemed to have withdrawn and the contributions credited to such participant’s account shall be returned to such participant. A participant’s withdrawal from any offering period will not by itself have any effect upon his or her eligibility to participate in a succeeding offering period.

Administration, Amendment; Termination

The Compensation Committee shall supervise and administer the ESPP. It shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for administration of the ESPP and not inconsistent with the ESPP, to construe and interpret the ESPP and to make all other determinations necessary or advisable for the administration of the ESPP. The Committee may at any time terminate or amend the ESPP, except that no such termination may affect options previously granted, nor may an amendment make any change in any option granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code or any other applicable law or regulation, we must obtain stockholder approval as required.

Term of ESPP

The ESPP became effective upon adoption by the Compensation Committee and shall terminate two years thereafter, subject to stockholder approval within 12 months of adoption, unless earlier terminated as provided above. No purchases of Common Stock pursuant to the ESPP shall occur prior to stockholder approval.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, change the Exercise Price with respect to future Offering Periods, change the maximum level of payroll deductions that may be elected under the Plan, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholdings in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

Nontransferability

Neither contributions credited to a participant’s account nor any rights with respect to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way other than by will or the laws of descent and distribution. A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the ESPP in the event of such participant’s death subsequent to the end of an offering period but prior to the delivery of such participant’s shares of Common Stock and cash. A participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account in the event of such participant’s death prior to the end of the offering period.

Adjustments upon Changes in Stock

Changes in Capitalization.  Subject to any required action by our stockholders, the maximum number of shares available for purchase each Offering Period, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without our receipt of consideration; provided, however, that conversion of any of our convertible securities shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by us of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s Option has been changed to the New Exercise Date and that the participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 8 of the ESPP.

Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or an Affiliate of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date’) and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s Option has been changed to the New Exercise Date and that the participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 8 of the ESPP.

NASDAQ Stockholder Approval Requirements

As described in Item 1, we are subject to the Marketplace Rules. Although the ESPP did not require stockholder approval under Delaware law, our articles of incorporation or by-laws, the issuance of stock in connection with a stock option plan or other equity arrangement that is made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants requires stockholder approval under Marketplace Rule 4350(i)(1)(A). Holders of a majority of the total number of shares of our outstanding Common Stock executed a Consent approving the ESPP on November 13, 2008 in compliance with Marketplace Rule 4350(i)(1)(A).

Federal Income Tax Considerations

The following is a description of certain U.S. Federal income tax consequences of the issuance and exercise of options to purchase shares under the ESPP. The options granted under the ESPP are intended to constitute qualified stock options in an “employee stock purchase plan” under Section 423 of the Code. No taxable income is realized by a participant at the time options are granted to participants under the ESPP or at the time of purchase of shares pursuant to the ESPP. Upon the death of a participant owning ESPP shares, or upon the disposition of shares two years or more after the date of the grant of the option to purchase such shares and at least one year after acquiring such shares (the “Required Holding Period”), the participant will recognize as ordinary compensation income an amount equal to the lesser of:

(i) the excess of the fair market value of the shares on the date of disposition or death over the amount paid for such shares, or

(ii) the excess of the fair market value of the shares at the time the option was granted over the option exercise price.

The participant will also recognize a long term capital gain or loss on such disposition of such shares equal to the difference between (x) the amount realized upon the sale of the shares and (y) the sum of the amount the participant paid for the shares plus the amount, if any, taxed to the participant as ordinary compensation income under clause (i) or (ii) above.

We will not be entitled to a deduction corresponding to the participant’s compensation income in the case of shares satisfying the Required Holding Period.

Upon disposition of the shares prior to the satisfaction of the Required Holding Period, the participant generally will then recognize compensation income, and we will have a corresponding deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. The amount recognized as compensation income will be added to the basis of the shares for purposes of computing the participant’s capital gain at time of disposition.

ITEM 5 — APPROVAL OF THE EXCHANGE OFFER

The stock option exchange offer discussed here has not yet commenced. Upon the commencement of the stock option exchange offer, we will file with the SEC a completed Schedule TO and related exhibits and documents, including the offer to exchange. All of our eligible employees holding eligible options are strongly encouraged to read the Schedule TO and related exhibits and documents, including the offer to exchange, when available because these materials will contain important information about the stock option exchange offer. The Schedule TO and related exhibits and documents will be available free of charge (i) at the SEC’s website at www.sec.gov, (ii) by directing a written request to: Lime Energy Co., Attn: Maria Medrano, 1280 Landmeier Road, Elk Grove Village, IL 60007-2410; (iii) by directing an email request to Maria Medrano at mmedrano@lime-energy.com; or (iv) by contacting Maria Medrano at (847) 437-1666.

Introduction

On November 26, 2008, the Compensation Committee of our Board approved the Exchange Offer pursuant to the recommendation of our Compensation Committee. Holders of a majority of the total number of shares of our outstanding capital stock executed a Consent to the Exchange Offer on November 26, 2008 in accordance with the Marketplace Rules. The Compensation Committee of our Board has determined that it is in our best interests and the best interest of our stockholders to implement the Exchange Offer to enhance our employee retention efforts in the face of business challenges affecting our industry and the decline in our stock price. Under our proposed Exchange Offer, certain underwater stock options issued under the Plan or any predecessor incentive stock option plan (the “Old Options”) may be exchanged for a lesser number of new stock options with exercise price equal to the closing price of the Corporation’s Common Stock on the day the Exchange Offer. The proposed exchange ratios are intended to make the Exchange Offer value-neutral to our stockholders (and not significantly increase the cost of our awards) and decrease dilution.

Summary of Material Terms of Exchange Offer

Pursuant to the Exchange Offer, our current employees and directors will have the opportunity to exchange outstanding stock options that are significantly underwater for a lesser number of stock options to be granted under the Plan.

Eligibility

The Exchange Offer will be open to all of our current employees and directors. Options eligible for the Exchange Offer will be those having an exercise price per share that is $8.00 or greater. There are options to purchase approximately 636,000 shares eligible to participate in the Exchange Offer.

Terms of New Options

The number of shares subject to a replacement award will depend on the exercise price of the surrendered option and our stock price at the time of the Exchange Offer, as set out in further detail in the table below under “Description and Implementation of the Exchange Offer — Terms of the Exchange Offer.” The New Options will have an exercise price equal to the fair market value of our stock price on the grant date of the New Options. We do not know what the exercise price of those options will be because the grant date will be the closing price of our stock on the NASDAQ the first business day following the expiration of the Exchange Offer. The New Options will be subject to the same vesting schedule and periods as the Old Options which they replace.

Reasons for the Exchange Offer

We have granted stock options to a significant portion of our employees and directors consistent with the view that long-term compensation should align these individuals’ interests with the interests of the stockholders. While employees and directors’ compensation packages include a number of difference components, we believe equity compensation is one of the key components as it encourages these individuals to work towards our success and provides a means by which these individuals benefit from increasing the value of our Common Stock. We also believe that equity compensation plays a vital role in the retention and recruiting of capable employees and directors.

As a result of the recent economic slowdown and the resulting deterioration in the stock price of companies in the technology sector in general, and energy efficiency services companies such as the Company in particular, a significant number of our employees and directors hold options with exercise prices that greatly exceed the current market price of our Common Stock. Consequently these options no longer provide the long-term incentive and retention objectives that they were intended to provide.

As of November 25, 2008, employees and directors held options for 2,159,321 shares with exercise prices ranging from $6.30 per share to $1,363.95, while the closing price of our Common Stock on that date was $4.06.

These “underwater” options are no longer effective as performance and retention incentives. The Board believes that to enhance long-term stockholder value it needs to maintain competitive compensation, incentive and retention programs. An equity stake in our success is a critical component of these programs. The Board believes the Exchange Offer will provide us with an opportunity to restore for employees and directors, an incentive to remain with us and contribute to the future growth and success of our business.

Consideration of Alternatives

When considering how best to continue to incentivize and reward our employees and directors who have underwater options, we considered two primary alternatives:

Grant Additional Equity Compensation.  We considered granting employees and directors special supplemental stock option grants at current market prices in order to restore the value of previously granted stock options that are now underwater. However, such supplemental equity grants would substantially increase our overhang and potential dilution to our stockholders.

Implement Exchange Offer Program.  We also considered implementing an option exchange program. We determined that a program under which employees and directors could exchange underwater stock options for new options with exercise prices set at the current fair market value of our Common Stock was attractive for a number of reasons, including the following:

•	Reasonable, Balanced Incentives. Under the Exchange Offer, employees and directors would be able to surrender certain underwater options for New Options covering the same number of shares with exercise prices equal to the closing price of the Corporation’s Common stock on the day the Exchange Offer closes.

•	Enhanced Long-Term Stockholder Value. We believe that ultimately the Exchange Offer will enhance long-term stockholder value by restoring competitive incentives to the participants so they are further motivated to achieve our strategic, operational and financial goals, as exercise prices significantly in excess of the market price of our stock undermine the effectiveness of options as employee and director performance and retention incentives.

•	Reduced Pressure for Additional Grants. If we are unable to implement the Exchange Offer, we may be forced to issue additional equity awards to our employees and directors at current market prices, increasing our overhang. These grants would more quickly exhaust the current pool of shares available for future grant of options or other equity awards under the Plan and increase potential dilution to our stockholders.

Effect on Stockholders

We are not able to predict the impact the Exchange Offer will have on our stockholders because we are unable to predict how many or which employees and directors will accept the Exchange Offer. Options with an exercise price of $8.00 or higher would be eligible for exchange. Therefore, options for a total of 635,575 shares (or 29.4% of our outstanding eligible stock options) would be eligible for exchange.

Assuming that all of these eligible options are surrendered for cancellation and exchanged for new stock options, based on the exchange ratios detailed below under “Description and Implementation of the Exchange Offer,” the estimated results are as follows:

		Net Reduction
		in Overhang as a
		% of Common Stock
		Issued and
	Net Reduction in	Outstanding as of
Number of Options to be Issued	Overhang Shares	November 18, 2008

306,262	329,313	3.45%

The actual reduction in our overhang that could result from the Exchange Offer is likely to differ materially from this illustrative scenario and is dependent on a number of factors, including the number of employees and directors who accept the Exchange Offer.

Description and Implementation of the Exchange Offer

The Exchange Offer will be launched 20 days after the mailing of this Information Statement. Under the Exchange Offer, employees will have an opportunity to exchange their Old Options for a lower number of New Options with a lower exercise price, at an exchange ratio detailed in the table below. The New Options will be subject to the same vesting schedule and periods as the Old Options which they replace. Participation in the Exchange Offer will be voluntary.

Upon the commencement of the Exchange Offer, employees and directors holding Old Options will receive written materials in the form of an “Offer to Exchange” explaining the precise terms and timing of the Exchange Offer. Employees and directors will be given at least 10 business days to elect to surrender their Old Options in exchange for New Options. At or before the commencement of the Exchange Offer, we will file the Offer to Exchange with the Securities and Exchange Commission as part of a tender offer statement on Schedule TO. The Compensation Committee will retain the authority, in its discretion, to terminate, amend or postpone the Exchange Offer at any time prior to expiration of the election period under the Exchange Offer.

Terms of the Exchange Offer

Eligible Options.  Options eligible for the Exchange Offer will be those having an exercise price of $8.00 or higher held by our current employees, officers and directors. There are outstanding options representing a total of approximately 636,000 shares that would be eligible. A more detailed breakdown of the eligible options is set forth in the table below under “Exchange Ratios.”

Participants.  All of our active employees and directors who hold eligible options would be eligible to participate in the Exchange Offer. To be eligible, an employee or director must be employed by us or one of our subsidiaries both at the time the Exchange Offer commences and on the date the surrendered options are cancelled and new stock options are granted to replace them. Any employee or director holding eligible options who elects to participate but whose employment or directorship terminates for any reason prior to the grant of the New Options, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will not be eligible to participate in the Exchange Offer and will instead retain his or her eligible options subject to their existing terms. As of November 18, 2008, there were approximately 70 employees and directors that held options who would qualify for exchange.

Exchange Ratio.  The number of shares available under an Old Option that an employee or director would surrender for cancellation in exchange for the grant of shares available under a New Option is known as the exchange ratio. In the proposed Exchange Offer, employees and directors would be offered an opportunity to exchange on a grant-by-grant basis their Old Option for a New Option based on the exchange ratios detailed in the below table.

Exchange Ratio of Old Option Shares
Exercise Price of Original Grant	to New Option Shares

$8.00 - $11.99	2:1
$12.00 - $14.99	3:1
$15.00 and above	10:1

The following table shows the number of eligible stock options within each exercise price range as of November 18, 2008:

	Number of	Weighted Average
Exercise Price of Old Stock Options	Shares	Exercise Price

$8.00 - $11.99	604,678	$10.94
$12.00 - $14.99	3,570	$12.88
$15.00 and above	27,327	$144.51
TOTAL	635,575	$16.70

Description of New Options.  The New Options to be issued under the Exchange Offer are rights to purchase shares of Common Stock at a specified exercise price on future dates when those rights have vested following a required period of employment. Each New Option will be subject to substantially the same terms, conditions and vesting schedule as the Old Option which it replaces.

Potential Modification of Terms to Comply with Government Regulations

The terms of the Exchange Offer will be described in an Offer to Exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to materially modify the program’s terms, it is possible that we will need to alter the terms of the Exchange Offer to comply with comments from the SEC. Changes in the terms of the Exchange Offer may also be required for tax or accounting purposes. The Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the Exchange Offer.

NASDAQ Stockholder Approval Requirements

As described in Item 1, we are subject to the Marketplace Rules. Although the Exchange Offer did not require stockholder approval under Delaware law, our articles of incorporation or by-laws, the issuance of stock in connection with a stock option plan or other equity arrangement that is made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants requires stockholder approval under Marketplace Rule 4350(i)(1)(A). Holders of a majority of the total number of shares of our outstanding capital stock executed a Consent approving the Exchange Offer on November 26, 2008 in compliance with Marketplace Rule 4350(i)(1)(A).

U.S. Federal Income Tax Consequences

We believe that the Exchange Offer will be treated as a non-taxable exchange for U.S. federal income tax purposes. Therefore, we believe that participating U.S. employees and directors should not realize any income for U.S. federal income tax purposes upon the grant of the replacement stock options. These employees and directors will generally be subject to tax (including income and employment tax withholding) upon exercise of the stock options. We will generally be eligible for a tax deduction equal to the income recognized by the employees and directors as such income is recognized. The tax consequences of the receipt of new stock options for participating non-U.S. employees may differ significantly from the U.S. federal income tax consequences described above. All participating employees and directors are urged to seek the advice of their own tax advisor in connection with the Exchange Offer.

Accounting Treatment

Under Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), to the extent the fair value of each replacement stock option granted to employees or directors exceeds the fair value of the stock option surrendered, such excess is considered additional compensation. This excess, if any, in addition to any remaining unrecognized expense for the stock options surrendered in exchange for the new stock options, we will recognize as an expense for compensation. The incremental expense will be recognized ratably over the vesting period of the New Options in accordance with the requirements of SFAS No. 123R. In the event that any of the New Options are forfeited prior to their settlement due to termination of employment, the incremental expense for the forfeited stock options will be reversed and will not be recognized. The total expense will vary according to the number of options tendered for exchange and the fair market value of our stock on the grant date of the replacement awards.

New Plan Benefits

Because participation in the Exchange Offer is voluntary, the benefits or amounts that will be received by any participant or groups of participants, if the proposal is approved, are not currently determinable. The maximum number of shares underlying options that would be cancelled would be 329,313 shares, and the maximum number of shares underlying the New Options that would be granted would be 306,262 shares, although the actual number that would be granted will depend on the factors described above under “Terms of the Exchange Offer”.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Executive Compensation Program

We have not had a formalized program for determining executive compensation. In fact, three of the four current executive officers (Messrs. Asplund, Parke and Pisano) receive most of their compensation under written employment agreements that were negotiated in connection with their becoming our employees. In each of these instances, the Board of Directors approved the employment agreement and the terms were negotiated at the time in light of specific circumstances. However, in general, our executive officers have received compensation consisting of three components:

•	a cash component, consisting of salary meant to be competitive with salaries such individuals could obtain from other employers;

•	eligibility for annual cash bonuses determined by the Compensation Committee based on our performance; and

•	stock options intended to reward achievement of long-term goals and align the interests of our executive officers with those of our stockholders.

In certain cases, we have provided automobile allowances to executives who are expected to use their cars for Company business. Executive officers participate in group health and disability insurance on the same basis as other full-time employees and certain executives were offered individual life and disability insurance policies as part of their hiring agreements.

Except as noted above with respect to the current employment agreements with Messrs. Asplund, Parke and Pisano, the Compensation Committee of the Board of Directors makes all compensation decisions for our executive officers. Generally, compensation decisions for executive officers other than our chief executive officer have been made by the Compensation Committee pursuant to recommendations made by the CEO. We have not used consultants in connection with making compensation decisions and do not have any current engagement with any consultant related to executive or director compensation.

Objectives of Compensation Program

Compensation of our executive officers is intended to reward improved overall financial performance of the Company, and to reward performance achievements and increases in stockholder value over the long term.

•	Annual salaries for executive officers have been established with the goal of attracting and retaining qualified individuals for the positions. These salaries have been determined on a case-by-case basis.

•	Eligibility for annual cash bonus awards has been based on our performance but not specific performance goals. The amount of bonus for which an individual is eligible for any year has been determined on a case-by-case basis.

•	Stock options awards are intended to reward achievement leading to increases in our profitability and stockholder value over the longer term. The amounts of awards have been determined on a case-by-case basis.

In order to reward superior short-term performance, cash compensation each year has included eligibility for a cash bonus in the discretion of the Compensation Committee, subject to approval of the Board.

To motivate executive officers to achieve the longer-term goal of increasing our profitability and stockholder value, and to reward them for achieving such long-term goals, stock options have been included as part of the compensation structure for our executive officers. Stock options also provide an increased opportunity for equity ownership by our executive officers, thereby further aligning their interest with those of our stockholders. Option grants have been made on a case-by-case basis. A typical stock option grant has been structured to have a ten year exercise period, to vest over a period of years, with vesting also depending upon the executive remaining employed by us, and to have an exercise price equal to the market price on the grant date. In certain cases, options have been granted at an exercise price higher than the market price. We have not granted options with an exercise price that is less than the market price on the grant date.

Stock price performance has not been a factor in determining annual compensation because the price of the Common Stock is subject to factors which may not reflect our performance and are outside of our control.

We do not have a formula for allocating between cash and non-cash compensation. The number of stock options awarded to an executive officer has been decided on a case-by-case basis taking into consideration other components of compensation, not pursuant to any specific guidelines or program. Most of the stock options we have awarded to executive officers have been pursuant to written employment agreements entered into when the executive joined us, or pursuant to extending such employment under a new written agreement.

An exception to this occurred in July 2006, when a number of stock option grants to executives and other employees were made following consummation of the transactions which closed at the end of June. Options granted to executive officers in July 2006 are described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below.

Accounting and Tax Considerations

Our stock option grant policies have been impacted by the implementation of SFAS No. 123(R), which we adopted effective on January 1, 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to our adoption of SFAS 123(R) under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. As a result of adopting SFAS No. 123(R), $3,726,731 and $4,828,955 of share based compensation expense was included in the results for 2007 and 2006, respectively.

Current Executive Officers

We currently have three executive officers: David Asplund, our Chief Executive Officer, Daniel Parke, our President and Chief Operating Officer and the president of Parke Industries, LLC, our subsidiary, and Jeffrey Mistarz, Chief Financial Officer. Leonard Pisano, our former executive vice president of business development and the president of Maximum Performance Group, Inc., our subsidiary, resigned from the Company in February 2008.

2007 Summary Compensation Table

The following table sets forth the compensation earned, awarded or paid for services rendered to us for the year ended December 31, 2007 and the year ended December 31, 2006 by our principal executive officer (PEO), our principal financial officer (PFO), and our two other executive officers, one of whom resigned following the end of the fiscal year. These persons are referred to, collectively, as the “named executive officers.”

			Salary	Bonus	Stock	Option Awards		All Other
Name and Principal Position	Year		($)	($)	Awards ($)	($)(1)		Compensation ($)		Total ($)

David R. Asplund	2007		285,000	25,000	—	1,505,494	(2)	27,440	(3)	1,842,934
Chief Executive Officer	2006		268,923	—	—	2,061,732	(4)	20,662	(5)	2,351,317
(PEO)
Jeffrey R. Mistarz	2007		210,000	15,000	—	329,692		6,197	(6)	560,889
Executive Vice President &	2006		210,000	—	—	402,059		6,518	(6)	618,577
Chief Financial Officer (PFO)
Daniel W. Parke	2007		250,000	25,000	—	355,803	(7)	10,206	(8)	641,009
President, Chief Operating	2006	(9)	128,892	—	—	304,810	(10)	50,644	(11)	484,346
Officer of Lime Energy Co. & President of Parke Industries, LLC
Leonard Pisano	2007		225,000	—	—	419,536		6,606	(12)	651,142
Former Executive Vice	2006		225,000	—	—	594,991		6,399	(13)	826,390
President of Business Development & President of Maximum Performance Group, Inc.

(1)	Amounts represent the compensation cost recognized during 2007 of stock awards granted in and prior to 2007 based on the grant date fair value recognized over the requisite service period in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R). The value weighted-average significant assumptions used to determine the grant date fair value are as follows:

Significant Assumption (Value Weighted-Average)	2006	2006	2005

Risk-free rate	4.57%	5.02%	2.27%
Dividend yield	—	—	—
Expected volatility	89%	90%	65%
Expected life (years)	6.0	5.6	9.1

(2)	Includes the costs recognized during 2007 of director options awarded to Mr. Asplund prior to his employment with us totaling $658.

(3)	Includes $18,652 for the cost of life and long-term disability insurance, $6,600 of auto allowance and the $2,788 cost of membership to a business club provided to Mr. Asplund.

(4)	Includes the costs recognized during 2006 of director options awarded to Mr. Asplund prior to his employment with us totaling at $4,636.

(5)	Includes $11,873 for the cost of life and long-term disability insurance, $6,325 of auto allowance and the $2,464 cost of membership to a business club provided to Mr. Asplund.

(6)	Represents the cost of life insurance and long-term disability insurance provided to Mr. Mistarz.

(7)	Includes the costs recognized during 2007 of director options awarded to Mr. Parke prior to his employment with us totaling at $3,693.

(8)	Includes $9,600 of auto allowance and $606 for the cost of group life and long-term disability insurance provided Mr. Parke.

(9)	Mr. Parke became our President effective June 30, 2006 when we acquired his company, Parke P.A.N.D.A. Corporation. The compensation reported for Mr. Parke in 2006 only included the amounts paid to him since June 30, 2006.

(10)	Includes the costs recognized during 2006 of director options awarded to Mr. Parke prior to his employment with us totaling at $11,880.

(11)	During January 2006, we entered into a consulting agreement with Parke P.A.N.D.A. Corporation to provide sales and marketing consulting services. Parke P.A.N.D.A. is a company which at the time was beneficially owned by Daniel Parke. Pursuant to the consulting agreement we agreed to pay Parke P.A.N.D.A. $10,000 per month and to reimburse it for any expenses incurred as a result of its work. We paid Parke P.A.N.D.A. a total of $50,000 for its services and reimbursed it $11,155 for expenses during the six months ended June 30, 2006. This agreement was terminated in May 2006 prior to the acquisition of Parke P.A.N.D.A. Corporation on May 29, 2006. Also includes $644 for the cost of long-term disability insurance provided to Mr. Parke.

(12)	Includes $6,000 of auto allowance and $606 for the cost of group life and long-term disability insurance provided Mr. Pisano.

(13)	Includes $6,000 of auto allowance and $399 for the cost of long-term disability insurance provided to Mr. Pisano.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Messrs. Asplund, Mistarz and Parke

We have employment agreements with each of our current named executive officers: David R. Asplund, Jeffery Mistarz, and Daniel Parke. These agreements fix each of the officer’s minimum base compensation, and the current Special salary for each is as follows: Mr. Asplund — $285,000, Mr. Mistarz — $210,000 and Mr. Parke — $250,000. Each of these employment agreements terminates on December 31, 2010. In addition, Mr. Parke is entitled to an $800 monthly automobile allowance.

Under their employment agreements, each of Messrs. Asplund, Mistarz and Parke are entitled to certain benefits if their employment terminates for certain reasons. If he should die during the term of his contract, all of his unvested stock options would immediately vest. In addition, all such stock options and any previously vested stock options would be exercisable for a period of one year following the date of death.

If any of Messrs. Asplund, Mistarz or Parke should become permanently disabled such that he could not perform his duties for 180 consecutive days or for 180 days in any period of 12 consecutive months, we would have the right to terminate his employment, then any stock options which were then already vested would be exercisable for a period of 180 days following such termination.

If any of Messrs. Asplund, Mistarz or Parke should terminate his employment during the term of the contract for reasons other than death, disability or uncured default by us under the agreement, then any vested stock options as of the date of termination shall be exercisable for 90 days following the date of termination.

If we should terminate any of the current named executive officers prior to the scheduled expiration of his respective contract, for any reason other than death, disability or “Due Cause,” as defined in the employment agreement, or if Messrs. Asplund, Mistarz or Parke should choose to terminate his employment because we defaulted in our obligations under the agreement and failed to cure such default after notice, then all unvested stock options that are scheduled to vest within one year of the date of termination will immediately vest. In addition, all such stock options and any previously vested stock options would be exercisable for a period of one year following the date of termination. Additionally, we will pay the terminated current named executive officer, as severance compensation, (i) six months’ salary at his then current rate, in installments in accordance with our regular payroll, plus (ii) any bonus earned as of the termination date, in accordance with the terms of such bonus, plus (iii) any accrued unused vacation, which will be paid on the next regular payroll date.

“Due Cause” is defined as any of (i) a material breach by the respective current named executive officer of his agreement not cured within 15 calendar days following written notice thereof, (ii) commission of a felony, or theft or embezzlement of our property, (iii) actions which result in material injury to our businesses, properties or reputation, (iv) refusal to perform or substantial neglect of the duties assigned to the respective officer not remedied within 15 calendar days following written notice thereof, or (v) any material violation of any statutory or common law duty of loyalty to us.

In addition to the foregoing, upon occurrence of a change of control, all stock options granted to Messrs. Asplund, Mistarz and Parke shall immediately vest and become exercisable. In general, a “Change of Control” is deemed to have occurred when (i) we are merged or consolidated with another entity that is not then controlled by us and an unrelated entity acquires the ability to elect a majority of our Board or holds a majority of our Common Stock, or (ii) in the case of Mr. Asplund, substantially all of our assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with us; and in the case of Messrs. Mistarz and Parke, a majority of our assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with us.

Each of the employment agreements of Messrs. Asplund and Mistarz imposes non-competition, non-solicitation and confidentiality obligations, which are not separately compensated. The non-competition obligation covers the employment period and extends for two years after termination. We, Parke Industries, LLC and Mr. Parke entered into a non-competition agreement that imposes on Mr. Parke non-competition obligations until June 30, 2008. This non-competition obligation is not separately compensated and was part of the consideration in the acquisition of Parke P.A.N.D.A. Corporation.

Mr. Pisano

Mr. Pisano had an employment agreement with our subsidiary, Maximum Performance Group, Inc., or MPG, to serve as its president for a three-year period ending May 2, 2008 at a base salary of $225,000 plus a monthly auto allowance of $500. Mr. Pisano resigned effective February 28, 2008, and he is not eligible for any termination or other severance payments. The employment agreement imposes on Mr. Pisano non-competition, non-solicitation and confidentiality obligations until February 28, 2010.

Potential Payments Upon Termination Or Change In Control

The following table show potential payments to the current named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment assuming a December 31, 2007 termination date and, where applicable, using the closing price of our Common Stock of $9.45 per share on that date.

		Involuntary	Involuntary
	Voluntary	Termination -	Termination -	Change in
	Termination	not for Cause	for Cause	Control	Death	Disability
Name(1)	(2)	(3)	(4)	(5)	(6)	(6)

David R. Asplund	$366	$142,866	$366	$0	$366	$366
Jeffrey R. Mistarz	$4,038	$109,038	$4,038	$0	$4,038	$4,038
Daniel W. Parke	$14,423	$139,423	$14,423	$0	$14,423	$14,423

(1)	Excludes Leonard Pisano who resigned in February 2008.

(2)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon a voluntary termination of their employment.

(3)	Under the terms of their employment contracts, Messrs. Asplund, Mistarz and Parke are entitled to any accrued but unpaid salary and vacation as well as six months severance pay for an involuntary termination of their employment without cause. Mr. Pisano would be entitled to any accrued but unpaid salary and vacation and would be paid through May 3, 2008, the end of period covered under his employment contract.

(4)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon an involuntary termination for cause.

(5)	None of the listed persons would be entitled to any payments upon a change of control unless they were involuntarily terminated without cause, but upon a change of control the unvested options held by

Messrs. Asplund, Mistarz, Parke and Pisano would immediately vest. As of December 31, 2007 the intrinsic value of executives’ options were as follows:

Value*

David Asplund	$1,665,002.00
Jeffrey Mistarz	352,500.00
Daniel Parke	227,265.00

*	Calculated as the difference between the market value on December 31, 2007 of $9.45 per share and the option strike price

(6)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon their death or permanent disability, but upon a upon such an event the unvested options held by Messrs. Asplund, Mistarz, Parke and Pisano would immediately vest.

Grants of Plan-Based Awards for 2007

The following table sets forth certain information with respect to options granted during or for the fiscal year ended December 31, 2007 to each named executive officer. There are no estimated future payouts under non-equity or equity incentive plan awards.

				All Other
				Option		Grant Date
				Awards: Number	Exercise	Fair Value
			All Other Stock	of Securities	or Base	of Stock
		Committee	Awards: Number	Underlying	Price of	and Option
		Action	of Shares of Stock	Options	Option	Awards
Name	Grant Date	Date	or Units (#)	(#)	Award ($/sh)	($)(1)

Dave R. Asplund	10/1/2007	09/30/2007	—	107,142	$11.13	$901,421
Jeffrey R. Mistarz	10/1/2007	09/30/2007	—	35,715	$11.13	$300,482
Daniel W. Parke	10/1/2007	09/30/2007	—	142,857	$11.13	$1,201,904
Leonard Pisano	10/1/2007	09/30/2007	—	7,143	$11.13	$59,715

(1)	The exercise price was not lower than the market price of our Common Stock on the grant date for any of the options listed.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers at December 31, 2007.

			Option Awards
	Number of	Number of	Equity Incentive Plan
	Securities	Securities	Awards: Number of
	Underlying	Underlying	Securities Underlying	Option
	Unexercised	Unexercised	Unexercised Unearned	Exercise	Option
	Options	Options	Options	Price	Expiration
Name	(#) Exercisable	(#) Unexercisable	(#)	($)	Date

David R. Asplund	—	28,572	—	$6.72	01/22/2016
	200,000	200,000	—	$6.72	07/11/2016
	214,286	—	—	$7.14	07/11/2016
	—	107,142	—	$11.13	10/01/2017
	14,286	—	—	$65.10	01/22/2016
	237	—	—	$105.00	06/10/2013
	237	—	—	$105.00	06/10/2015
	714	—	—	$122.85	06/10/2012
	237	—	—	$194.25	06/10/2014
Jeffrey R. Mistarz	28,572	14,286	—	$7.00	08/15/2016
	71,428	35,714	—	$7.14	07/11/2016
	—	35,715	—	$11.13	10/01/2017
	3,810	—	—	$105.00	12/31/2012
	1,905	—	—	$735.00	12/31/2009
Daniel W. Parke	62,221	31,112	—	$7.14	07/11/2016
	4,444	2,222	—	$7.70	06/30/2016
	—	142,857	—	$11.13	10/01/2017
	714	—	—	$105.00	10/05/2015
Leonard Pisano	128,572	64,286	—	$7.14	07/11/2016
	—	7,143	—	$11.13	10/01/2017
	3,254	1,270	—	$105.00	05/03/2015

Stock Options and Incentive Compensation

The Plan provides that up to 280,000 shares of our Common Stock may be issued to certain of our employees, consultants, advisors, independent contractors and directors. In addition, the Plan provides for 100,000 shares of Common Stock to be reserved for issuance under the Plan on January 1 of each succeeding year, beginning January 1, 2009. The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue code of 1986, as amended from time to time, or non-qualified options that are not eligible for such treatment, or stock of the Company, which may be subject to contingencies or restrictions, as well as grants of stock appreciation rights or grants of shares of Common Stock. Approximately 340 employees and officers of the Company and our subsidiaries are currently eligible to participate in the Plan.

As of November 26, 2008, we have granted shares of Common Stock and options to purchase 229,006 shares of Common Stock and 50,994 shares remain available for future awards under the Plan, or approximately 18.2% of the 280,000 total shares originally reserved. During 2007 we issued options to purchase 669,905 shares outside of the Plan to employees and directors. 2007 grants to directors are described under “Directors Compensation.”

The following information reflects certain information about our equity compensation plans as of December 31, 2007:

Equity Compensation Plan Information
	(a)	(b)	(c)
Number of
Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued upon	Weighted-Average	under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in Column(a))

Equity compensation plans approved by security holders	90,672	$29.88	16,948
Equity compensation plans not approved by security holders(1)	2,079,676	$23.02	—

Total	2,170,348	$23.31	16,948

(1)	We grant stock options to our non-employee directors pursuant to a Directors Stock Option Plan (See “Compensation of Directors”), which grants are included in this category.

Option Exercises and Stock Vested During 2007

There were no shares of stock acquired upon exercise of options or shares of stock that became free of restrictions during the year ended December 31, 2007.

Option Re-Pricing

We have not engaged in any option re-pricings or other modifications to any of our outstanding equity awards during fiscal year 2007.

COMPENSATION OF DIRECTORS

Director Compensation Program

Effective April 1, 2000, we adopted a stock option plan for all non-employee directors that is separate and distinct from the Plan. The plan was amended on July 11, 2006 to provide that eligible directors receive an initial option grant upon being appointed to our Board to purchase 14,286 shares of our Common Stock, and a grant of options to purchase an additional 7,143 shares on the first day of January beginning on the second January following the date the director became an eligible director. These options have an exercise price equal to the closing price of our Common Stock on the grant date and a term of ten years. The initial options vest on first day of January following the initial grant date or six months following the initial grant date, whichever is later, if the individual is still a director on the vesting date. All future grants vest in two equal amounts, one amount on the grant date and the balance on the anniversary of the grant date, if the individual is still a member of the Board on such anniversary date.

We granted options to purchase 46,425 shares under the directors’ stock option plan during 2007, and options to purchase 105,467 shares were outstanding under this plan as of December 31, 2007.

Directors who are also our employees receive no additional compensation for their services as directors.

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2007 for each of our non-executive directors.

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation		Total
Name	($)	($)	($)(1)(2)	($)		($)

Gregory T. Barnum	—	—	42,807	—		42,807
William R. Carey, Jr.	—	—	42,807	52,500	(3)	95,307
Joseph F. Desmond(4)	—	—	80,337	—		80,337
Richard P. Kiphart	—	—	40,024	—		40,024
Gerald A. Pientka(5)	—	—	1,301			1,301
David W. Valentine	—	—	34,020	—		34,020

(1)	Amounts represent the compensation cost recognized during 2007 of stock awards granted in and prior to 2007 based on the grant date fair value recognized over the requisite service period in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R). The value weighted-average significant assumptions used to determine the grant date fair value are as follows:

Significant Assumption (Value Weighted-Average)	2007	2006	2005

Risk-free rate	4.74	5.02%	2.27%
Dividend yield	—	—	—
Expected volatility	83%	90%	65%
Expected life (years)	5.4	5.6	9.1

(2)	The following options were granted to directors during 2007:

					Aggregate
					Options
				Grant	Outstanding
	Options	Grant	Exercise	Date Fair	as of
	Awarded	Date	Price	Value($)	12/31/2007

Gregory T. Barnum	7,142	1/2/2007	$6.30	32,925	22,142
William R. Carey, Jr.	7,142	1/2/2007	$6.30	32,925	22,142
Joseph Desmond	14,286	1/26/2007	$6.30	80,573	14,286
Richard P. Kiphart	7,142	1/2/2007	$6.30	32,925	22,142
Gerald A. Pientka	7,142	1/2/2007	$6.30	32,925	1,425
David W. Valentine	7,142	1/2/2007	$6.30	32,925	22,616

(3)	We retained Corporate Resource Development, a company owned by Mr. Carey, during 2007 to provide sales training and sales and marketing consulting services. In exchange for these services, we paid Corporate Resource Development $52,500.

(4)	Mr. Desmond joined our Board in January 2007.

(5)	Mr. Pientka resigned from our Board in June 2007.

MISCELLANEOUS AND OTHER MATTERS

Forward Looking Statements

This Information Statement contains “forward-looking statements,” which represent the Company’s expectations or beliefs, including, but not limited to, statements concerning industry performance and the Company’s results, operations, performance, financial condition, plans, growth and strategies, which include, without limitation, statements preceded or followed by or that include the words “may,” “will,” “expect,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology.

Any statements contained in this Information Statement that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which re beyond the Company’s control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond the Company’s control. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Information Statement. The Company does not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except to the extent such updates and/or revisions are required to prevent these forward-looking statements from being materially false or misleading.

Where You Can Find More Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, pursuant to which the Company files reports and other information with the Securities Exchange Commission. These reports and other information may be inspected and copied at public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including audited financial statements as of that date, and the latest quarterly report on Form 10-Q, for the quarter ended September 30, 2008, can be accessed through the SEC internet web site or are available from the Company, without charge, by first class mail or other equally prompt means of delivery within one business day of the Company’s receipt of written or oral request directed to us at 1280 Landmeier Road, Elk Grove Village, Illinois 60007, Attn: Jeffrey Mistarz.

All information concerning the Company contained in this Information Statement has been furnished by the Company. No person is authorized to make any representation with respect to the matters described in this Information Statement other than those contained in this Information Statement and if given or made must not be relied upon as having been authorized by the Company or any other person.

The Company has not authorized anyone to give any information or make any representation about the Company that is different from, or in addition to, that contained in this Information Statement. Therefore, if anyone gives you such information, you should not rely on it. This Information Statement is dated December 31, 2008. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

Documents Incorporated By Reference

The Company’s Quarterly report on Form 10-Q for the period ended September 30, 2008 and the Annual report on Form 10-K for the year ended December 31, 2007 are hereby incorporated by reference.

Other Business

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of our Common Stock.

Notice

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT CONSENTED TO THE ACTIONS DESCRIBED HEREIN OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO CONSENT TO THESE ACTIONS UNDER THE DELAWARE GENERAL CORPORATION

LAW, AND HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Richard P. Kiphart
Richard P. Kiphart
Chairman of the Board of Directors

Elk Grove Village, Illinois
December 31, 2008

Appendix A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF SERIES A-1 CONVERTIBLE PREFERRED STOCK
OF
LIME ENERGY CO.

Lime Energy Co.  (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of One Million (1,000,000) shares of Series A-1 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that pursuant to the authority granted to the Board of Directors of the Corporation by Article Four of the Certificate of Incorporation, the Board of Directors hereby authorizes the issuance of up to One Million (1,000,000) shares of Preferred Stock out of the Corporation’s authorized but unissued Preferred Stock, $0.01 par value per share (“Preferred Stock”), such shares to be designated as the Corporation’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred”) and to have the following relative rights, preferences, and limitations.

1. Definitions.  The following terms when used herein shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

“Affiliate” means any director or executive officer of the Corporation, any immediate family members (including adult family members) of such director or executive officer, and any other Person who is controlled by such director or executive officer, directly or indirectly through one or more intermediaries.

“Asset Transfer” means a sale, lease or other disposition of all or substantially all of the assets of the Corporation, individually, or of the Corporation and its subsidiaries, on a consolidated basis.

“Business Day” means a day other than Saturday or Sunday, or other day on which commercial banks in Chicago, Illinois are authorized or required by law or executive order to close.

“Common Stock” means the Corporation’s authorized common stock, par value $.0001.

“Control Transfer” means any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, retain or receive on account of their securities of the Corporation less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation’s voting power is acquired by a Person or a group of Persons; provided, however, the term “Control Transfer” shall not include any transaction or series of related transactions pursuant to which any Affiliates acquire or dispose of more than fifty percent (50%) of the Corporation’s voting power and in which no non-Affiliates participate.

“Cash Dividend Rate” shall be 9%.

“Junior Stock” shall mean the Common Stock and any other capital stock of the Corporation, other than the Series A-1 Preferred and Senior Stock.

“Liquidation” shall mean any Control Transfer, liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary.

“Liquidation Amount” shall be an amount equal to the Original Issue Price, together with accrued but unpaid dividends thereon.

“Market Price” shall mean the last reported sale price of the Common Stock as reported by the National Associated of Securities Dealers, Inc. Automatic Quotation System, or, if the Common Stock is listed or admitted for trading on another securities exchange, the last reported sales price of the Common Stock on the principal exchange on which the Common Stock is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the Common Stock in the over-the-counter market. In the event that the Market Price cannot be determined as aforesaid, the Board of Directors shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate, in consultation with a nationally recognized investment bank. The Market Price shall be such price averaged over a period of ten (10) consecutive Business Days ending two (2) days prior to the day as of which “Market Price” is being determined.

“Original Issue Price” of the Series A-1 Preferred shall be $41.00 per share.

“Permitted Distribution” shall mean (i) acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation’s right of first refusal upon a proposed transfer, (ii) the acquisition of shares of Junior Stock in exchange for shares of other Junior Stock, or (iii) the acquisition of shares pursuant to the Corporation’s long-term benefit plan or employee stock purchase plan.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or governmental organization or an agency or political subdivision thereof.

“PIK Dividend Rate” shall be (i) 6% on or prior to March 31, 2009; and (ii) 8% at any time on or after April 1, 2009.

“PIK Dividends” shall mean dividends paid in the form of issuance of additional shares of Series A-1 Preferred, calculated by dividing, for each share of outstanding Series A-1 Preferred, (i) the amount of PIK Dividends accrued at the PIK Dividend Rate by (ii) the Original Issue Price.

“Senior Stock” mean any capital stock of the Corporation ranking on parity with or senior to the Series A-1 Preferred in right of redemption, liquidation preference or dividends, approved by the Board of Directors and otherwise established in accordance with the requirements of Section 3(c) herein.

“Special Majority Approval” means the approval (by vote or written consent, as provided by law) of the holders of at least 2/3 of the then issued and outstanding shares of Series A-1 Preferred, voting separately as a single class.

2. Dividend Rights.

a. The holders of Series A-1 Preferred, in preference to the Junior Stock but subject to the preference rights of any Senior Stock, shall receive, but only out of funds that are legally available therefor, cash dividends at the Cash Dividend Rate, and PIK Dividends at the PIK Dividend Rate, in each case calculated per annum on the Original Issue Price, all such dividends payable on each outstanding share of Series A-1 Preferred and accruing from the date of issuance until paid. Dividends on the Series A-1 Preferred shall accrue and be cumulative, whether or not earned or declared, until paid in accordance with the terms hereof. Dividends hereunder shall be calculated on the basis of a 360-day year consisting of twelve 30 day months, accruing and payable quarterly, in arrears, on the last day in March, June, September and December of each year (each a “Dividend Payment Date”), commencing on December 31, 2008 until such time as the Series A-1 Preferred is retired in full. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day with the same effect as though made on such Dividend Payment Date.

b. So long as any shares of Series A-1 Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock be purchased, redeemed, or otherwise acquired for value by the Corporation (except for Permitted Distributions) unless accrued and unpaid dividends on the Series A-1 Preferred, together with all dividends that may become payable during the six month period following the date of payment on the Junior Stock, shall have been paid or declared and set apart.

c. All accrued and unpaid dividends on the Series A-1 Preferred shall be declared, due and payable upon the earlier of (i) Liquidation of the Corporation, (ii) repurchase or redemption of such Series A-1 Preferred by the Corporation, (iii) conversion of such Series A-1 Preferred into Common Stock in accordance with Section 6 herein, or (iv) an Asset Transfer.

d. No fractional shares are to be issued upon the payment of PIK Dividends, but rather the number of shares of Series A-1 Preferred issued upon payment of any PIK Dividend shall be rounded up to the nearest whole share of Series A-1 Preferred. Certificates for shares of Series A-1 Preferred representing PIK Dividends shall be delivered at the Company’s expense to the Series A-1 Preferred stockholders within ten (10) Business Days of any Dividend Payment Date.

3. Voting Rights.

a. General Rights.  Except as required by law and as otherwise set forth in this Section 3, the Series A-1 Preferred shall be voted along with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis, each holder of shares of Series A-1 Preferred shall be entitled to such number of votes as shall be equal to number of shares of Common Stock into which such holder’s aggregate number of shares of Series A-1 Preferred are convertible (pursuant to Section 6 hereof) assuming for this purpose only that fractional shares may be issued upon any such conversion. The number of votes for each holder of Series A-1 Preferred shall be determined as of immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

b. Separate Vote of Preferred Stock.  In addition to any other vote or consent required herein or by law, Special Majority Approval shall be necessary for effecting or validating the following actions (whether by merger, reorganization, consolidation or any other corporate action or series of actions or otherwise): (i) any amendment, alteration, repeal or waiver of any provision of the Certificate of Incorporation or this Certificate of Designation or filing of any resolution of the Board of Directors with the Secretary of State of Delaware which would alter or change the rights, preferences or privileges of the Series A-1 Preferred or increase the number of authorized shares of Series A-1 Preferred; or (ii) any waiver of the rights of the Series A-1 Preferred to an adjustment of the Series A-1 Preferred Conversion Price under Section 6.

c. Protective Provisions.  As long as at least thirty-five thousand eight hundred seventy-one (35,871) shares of Series A-1 Preferred Stock remain outstanding, this Corporation shall not without first obtaining Special Majority Approval, authorize or issue, or obligate itself to issue, whether by merger, consolidation or otherwise, (i) any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or on a parity with the Series A-1 Preferred Stock, or (ii) any shares of Series A-1 Preferred Stock after the date hereof other than shares issued as PIK Dividends.

4. Liquidation.

a. Preference Upon Liquidation.  In the event of any Liquidation, subject to the prior preferences and other rights of any Senior Stock, if any, as to liquidation preferences, the holders of the Series A-1 Preferred then outstanding shall be entitled first as if members of a single class of securities to be paid out of the assets of the Corporation, before any payment shall be made to the holders of the Junior Stock, the Liquidation Amount per outstanding share.

b. Insufficient Assets.  In the event of any Liquidation, if the assets of the Corporation are insufficient to pay the holders of the shares of Series A-1 Preferred Stock the full amount to which they shall be entitled, the assets available therefor shall be distributed to each holder of the Series A-1 Preferred Stock, pro rata based on the number of shares of Series A-1 Preferred Stock held by each.

c. Rights of Other Holders.  In the event of any Liquidation, after payment shall have been made to the holders of the Series A-1 Preferred Stock of all preferential amounts to which they are entitled, the holders of shares of Junior Stock shall receive such amounts as to which they are entitled by the terms thereof.

5. Redemption.

a. Mandatory Redemption.  The Series A-1 Preferred shall not be subject to mandatory redemption by the Corporation.

b. Optional Redemption.  At any time, any of the outstanding shares of Series A-1 Preferred may be redeemed, at the option of the Corporation, at a price per share equal to and in the form of cash in an amount equal to the Original Issue Price multiplied by (i) 1.1 if the Redemption Date (as defined below) occurs on or prior to March 31, 2009; (ii) 1.11 if the Redemption Date occurs during the period beginning on April 1, 2009 and ending on June 30, 2009; and (iii) 1.12 if the Redemption Date occurs at any time after July 1, 2009 (the “Redemption Price”). If the Corporation has chosen to redeem less than all shares of Series A-1 Preferred, the aggregate number of shares being redeemed may be allocated pro rata among the Series A-1 Preferred Holders.

c. Mechanics of Redemption.  A notice of redemption (“Notice of Redemption”) shall be sent by or on behalf of the Corporation not less than fifteen (15) Business Days nor more than thirty (30) days prior to the date specified for redemption in such notice (the “Redemption Date”), by nationally recognized overnight delivery service for next Business Day delivery, to all affected holders of the Series A-1 Preferred at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A-1 Preferred except as to the affected holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Common Stock may be listed or admitted to trading, such notice shall state: (i) that such redemption is being made pursuant to the optional redemption provisions hereof; (ii) the Redemption Date; (iii) a description of the formula for calculating the Redemption Price and the Redemption Price; (iv) the number of outstanding shares of Series A-1 Preferred Stock are to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (vi) that dividends on the shares of Series A-1 Preferred so redeemed will cease to accumulate on the Redemption Date. Upon the sending of any such Notice of Redemption, the Corporation shall become obligated to effect the redemption specified therein.

d. If a Notice of Redemption has been mailed in accordance with Section 4(c) above and if all cash necessary for such redemption, including but not limited to payment of accrued but unpaid dividends on the aggregate number of shares being redeemed (computed through the Redemption Date) shall have been set aside by the Corporation on or before the Redemption Date, separate and apart from its other funds in trust for the benefit of the holders of the outstanding shares of Series A-1 Preferred, so as to be, and to continue to be available therefor, together with payment instructions on due and proper presentation by the holders of the Series A-1 Preferred of their shares being redeemed, then dividends on the shares of the Series A-1 Preferred so called for redemption shall cease to accrue or accumulate on the Redemption Date, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A-1 Preferred on the Redemption Date, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease on the Redemption Date. Upon surrender, in accordance with such Notice of Redemption, of the certificates for any shares of Series A-1 Preferred so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the Notice shall so state), such shares of Series A-1 Preferred shall be redeemed by the Corporation at the Redemption Price paid in cash.

6. Conversion Rights.  The holders of the Series A-1 Preferred shall have the following rights with respect to the conversion of the Series A-1 Preferred into shares of Common Stock (the “Conversion Rights”):

a. Optional Conversion.  Subject to and in compliance with the provisions of this Section 6, any shares of Series A-1 Preferred may, at the option of the holder, be converted at any time after December 31, 2009 into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A-1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series A-1 Preferred Conversion Rate then in effect (determined as provided in Section 6(b)) by the number of shares of Series A-1 Preferred being converted.

b. Series A-1 Preferred Conversion Rate.  The conversion rate in effect at any time for conversion of the Series A-1 Preferred (the “Series A-1 Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series A-1 Preferred by the Series A-1 Preferred Conversion Price, calculated as provided in Section 6(c).

c. Conversion Price.  The conversion price for the Series A-1 Preferred shall initially be $4.10 (the “Series A-1 Preferred Conversion Price”). Such initial Series A-1 Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 6; provided, that under no circumstances shall the Series A-1 Preferred Conversion Price be reduced to a level that is less than the par value of the Common Stock. All references to the Series A-1 Preferred Conversion Price herein shall mean the Series A-1 Preferred Conversion Price as so adjusted.

d. Mechanics of Conversion.  Each holder of Series A-1 Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A-1 Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A-1 Preferred being converted. Thereupon, the Corporation shall promptly (but in no event more than ten (10) Business Days after delivery of the notice required by the first sentence of this Section 6(d)) issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A-1 Preferred and in lieu thereof, the Corporation shall pay in cash, at the Common Stock’s Market Price, the value of any fractional shares of Common Stock otherwise issuable to any holder of Series A-1 Preferred as a result of such conversion. In determining the number of shares of Common Stock and the payment in any, in lieu of fractional shares that a holder of Series A-1 Preferred shall receive, the total number of shares of Series A-1 Preferred surrendered for conversion by such holder shall be aggregated. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A-1 Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

e. Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the date that the first share of Series A-1 Preferred is issued (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series A-1 Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series A-1 Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

f. Adjustment for Common Stock Dividends and Distributions.  If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A-1 Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A-1 Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

g. Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A-1 Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise, and such event does not constitute a Liquidation or Capital Reorganization (as defined in Section 6(h)), then each holder of Series A-1 Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A-1 Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

h. Reorganizations, Mergers or Consolidations.  If at any time or from time to time after the Original Issue Date, there is a reorganization of the Common Stock or the merger or consolidation of the Corporation with or into another corporation or another entity or person, and such reorganization, merger or consolidation does not result in a Liquidation (a “Capital Reorganization”), then as a part of such Capital Reorganization, provision shall be made so that the holders of the Series A-1 Preferred shall thereafter be entitled to receive upon conversion of the Series A-1 Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Series A-1 Preferred after the Capital Reorganization to the end that the provisions of this Section 6 (including adjustment of the Series A-1 Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A-1 Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

i. Certificate of Adjustment.  In each case of an adjustment or readjustment of the Series A-1 Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A-1 Preferred, if the Series A-1 Preferred is then convertible pursuant to this Section 6, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall send such certificate, by nationally recognized overnight delivery service for next Business Day delivery, to each registered holder of Series A-1 Preferred at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A-1 Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock, and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A-1 Preferred.

j. Notices of Record Date.  Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Liquidation, Asset Transfer, Capital Reorganization or any reclassification or recapitalization of the capital stock of the Corporation, (“Capital Transition Event”), the Corporation shall mail to each holder of Series A-1 Preferred at least ten (10) days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Series A-1 Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Capital Transition Event is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock and Preferred Stock (or other securities) shall be entitled to exchange their shares of Common Stock and Preferred Stock (or other securities) for securities or other property deliverable upon such Capital Transition Event.

k. Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A-1 Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A-1 Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A-1 Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

l. Notices.  Any notice required by the provisions of this Section 6 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

m. Exclusion of Other Rights.  Except as may otherwise be required by law, the shares of Series A-1 Preferred shall not have any voting powers preferences and relative, participating, optional or other special rights, other than those specifically set forth in the resolution and in the Certificate of Incorporation.

n. Mutilated or Missing Certificates.  If any of the Series A-1 Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A-1 Preferred Stock certificate, or in lieu of and substitution for the Series A-1 Preferred Stock certificate lost, stolen, or destroyed, a new Series A-1 Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A-1 Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A-1 Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the transfer agent (if other than the Corporation), or, in the case of mutilation, upon surrender and cancellation of such mutilated certificate.

[SIGNATURE APPEARS ON THE NEXT PAGE]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer, this 14th day of November, 2008.

LIME ENERGY CO.

By:	/s/ Jeffrey R. Mistarz
Name:     Jeffrey R. Mistarz

Title:	Chief Financial Officer

Appendix B

FIRST AMENDMENT TO THE
LIME ENERGY CO.
2008 LONG-TERM INCENTIVE PLAN

The first paragraph of Section 3 of the Lime Energy Co. 2008 Long-Term Incentive Plan (the “2008 Plan”) is hereby amended and restated in its entirety as follows to increase the number of shares authorized for use under the 2008 Plan:

“Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under this Plan, net of shares of Stock which are subject to outstanding Awards from time to time under the Company’s preceding 2001 Stock Incentive Plan, shall not exceed 630,000 shares; provided, however, that, as of January 1 of each year, commencing with the year 2009, the maximum number of shares of Stock which may be delivered under the Plan shall automatically increase by 250,000 shares.”

All unaffected terms of the 2008 Plan shall continue in effect.

IN WITNESS WHEREOF, Lime Energy Co. has caused this First Amendment to the Lime Energy Co. 2008 Long-Term Incentive Plan to be executed by its officer effective as of November 26, 2008.

LIME ENERGY CO.

By: /s/ Jeffrey R. Mistarz
Jeffrey R. Mistarz
Executive Vice President and CFO

B-1

Appendix C

LIME ENERGY CO.
2008 LONG-TERM INCENTIVE PLAN

1.	ESTABLISHMENT AND PURPOSE.

The Lime Energy Co. 2008 Long-Term Incentive Plan (the “Plan”) is established by Lime Energy Co. (the “Company”) to enhance long-term profitability and stockholder value by offering common stock and common stock-based and other performance incentives to those employees, directors and consultants who are key to the Company’s growth and success; to attract and retain experienced employees; and to align Participants’ interests with those of the Company’s other stockholders. The Plan is adopted as of April 8, 2008, subject to approval by the Company’s stockholders within 12 months after such adoption date. Unless the Plan is discontinued earlier by the Board as provided herein, and subject to the provisions of the Plan, the Plan shall terminate automatically, and no Award shall be granted hereunder, on or after April 7, 2018.

Certain terms used herein are defined as set forth in Section 10.

2.  ADMINISTRATION; ELIGIBILITY.

The Plan shall be administered by the Compensation Committee of the Company’s Board; provided, however, that, if at any time no such Committee shall be in office, the Plan shall be administered by the Board. The Plan may be administered by different Committees with respect to different groups of Eligible Individuals as directed by the Board or its Compensation Committee. As used herein, the term “Administrator” means the Board or any of its Committees as shall be administering the Plan, as the context may require.

The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan only to Eligible Individuals. Participation shall be limited to such Eligible Individuals as are selected by the Administrator; subject to any eligibility restrictions applicable to different types of Awards under the further provisions of the Plan. Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). The provisions of Awards need not be the same with respect to each Participant.

Among other things, the Administrator shall have the authority, subject to the terms of this Plan:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted;

(b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards or any combination thereof are to be granted hereunder;

(c) to determine the number of shares of Stock to be covered by each Award hereunder;

(d) to approve forms of Award agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to: (i) the option exercise price, (ii) any vesting restriction or limitation, including performance conditions, (iii) any vesting acceleration or forfeiture waiver, (iv) any right of repurchase, right of first refusal or other transfer or disposition restriction, (v) any grant of registration rights, (vi) any repurchase rights, (vii) any restrictions on voting, (viii) any restrictive covenants for breach of which forfeiture, repurchase and other remedies shall be provided, (i) commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Stock Options regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine;

(f) subject to Section 8(a), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards pursuant to the terms of the Plan, (ii) extension of the post-termination exercisability period of Stock Options, and (iii) adjustments permitted under Section 3 below to reflect any future transactions that may affect the corporate structure, size and capital of the Company;

(g) to determine the Fair Market Value; and

(h) to determine the type and amount of consideration, including any satisfaction of tax withholding obligations, to be received by the Company for any Award issued under the Plan.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

Except to the extent prohibited by applicable law, the Administrator may allocate any or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Administrator.

Any determination made by the Administrator, or pursuant to authority delegated in accordance with the provisions of the Plan, with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriate delegate pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law. Such persons shall be entitled to indemnification and reimbursement from the Company for their service with respect to the Plan to the fullest extent allowed by law. The Company, its Subsidiaries and Affiliates, all officers and directors of any such corporation, and all members of the Administrator shall have no liability with respect to any Participant for any taxes, penalties or related interest imposed upon such Participant in connection with any Award granted under this Plan.

3.	STOCK SUBJECT TO THE PLAN.

Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under this Plan, net of shares of Stock which are subject to outstanding Awards from time to time under the Company’s preceding 2001 Stock Incentive Plan, shall not exceed 280,000 shares; provided, however, that, as of January 1 of each year, commencing with the year 2009, the maximum number of shares of Stock which may be delivered under the Plan shall automatically increase by 100,000 shares.

To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

Subject to adjustment as provided in this Section 3, the maximum number of shares that may be covered by Stock Options, Stock Appreciation Rights and Stock Awards, in the aggregate, granted to any one Participant during any calendar year shall be 1,000,000 shares.

In the event of any Company stock dividend (except stock dividends paid in Common Stock to the holders of the Company’s preferred stock), stock split, combination or exchange of share, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (A) number and kinds of shares that may be delivered under the Plan, (B) additional maximums imposed in the immediately preceding paragraph, (C) number and kind of shares subject to outstanding awards, (D) exercise price of outstanding Stock Options and Stock Appreciation Rights and (E) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event, provided, however, that the number of shares subject to any Award shall always be a whole number.

4.	STOCK OPTIONS.

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under this Plan shall be in such form as the Administrator may from time to time approve.

The Administrator shall the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

Stock Options shall be evidenced by options agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines, consistent with applicable Treasury regulations under Section 409A, 421 and 422 of the Code so as to exempt such Award from Code Section 409A or qualify the Award as an Incentive Stock Option, or both.

(a) Exercise Price.  The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator; provided, however, that the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted or, if granted as an Incentive Stock Option to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.

(b) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

(c) Exercisability.  Except as otherwise provided herein, Stock Options shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator as set forth in the applicable option agreement. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. The Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Option. In addition, the aggregate Fair Market Value of the shares of Stock (determined as of the respective date or dates of grant) for which one or more Incentive Stock Options granted to any Participant under this Plan and any other option plan of the Company (or any parent or subsidiary corporations) may for the first time become exercisable during any one calendar year shall not exceed the sum of $100,000. To the extent such Participant holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing $100,000 limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such options were granted in order to determine if any portion of either option must be treated instead as a Non-Qualified Stock Option.

(d) Method of Exercise.  Subject to the provisions of this Section 4, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

The exercise price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of Stock already owned by the Optionee, and already held by the Optionee for the requisite period necessary both to avoid a change to the Company’s earnings for financial reporting purposes and to comply with any contractual or other limitations on Optionee’s right to dispose of such Stock, based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) for Non-Qualified Stock Options only, by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes, unless otherwise determined by the Administrator.

No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefore has been made. Upon exercise of a Stock Option (or portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.

(e) Transferability of Stock Options.  Except as otherwise provided in the applicable option agreement, a Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) non subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or, to the extent permitted without disqualifying such option under Code Section 422, by the guardian or legal representative of the Optionee. A Non-Qualified Stock Option may be exercisable by the Optionee or by any transferee permitted above, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(e) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Any Stock Option exercisable by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee’s estate, by the Optionee’s designated beneficiary, by the person or persons to whom the Stock Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.

(f) Termination by Death.  Unless otherwise provided in the applicable option agreement (only for a Non-Qualified Stock Option), if an Optionee’s employment or provision of services terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, for a period of not more than three months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g) Termination by Reason of Disability.  Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of Disability, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, for a period of one year from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, an unexercised Non-Qualified Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination for Other Reasons.  Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates other than by reason of death, Disability or Cause, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, an unexercised Non-Qualified Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Termination for Cause.  Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates for Cause, any Stock Option held by such Optionee shall thereupon terminate, cease to be exercisable, and be entirely forfeited and cancelled, including any vested portion of such Stock Option.

(j) Transfer of Services.  Notwithstanding anything in this Plan to the contrary, if an Optionee’s employment by, or provision of services to, the Company or an Affiliate ceases as a result of a transfer of such Optionee from the Company to an Affiliate, or from an Affiliate to the Company, such transfer will not be a termination of employment or provision of services to, the Company or an Affiliate, or from an Affiliate to the Company, such transfer will not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for an Optionee who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Optionee shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.

(k) Vesting Ceases.  Notwithstanding the foregoing provisions of Sections 4(f)-(h), any Stock Option that remains exercisable after the Optionee’s employment or provision of services terminates shall only be exercisable after such termination to the extent the Stock Option was vested as of such date of termination. Any non-vested portion of the Stock Option shall be cancelled as of the date the Optionee’s employment or service terminates, and any vested portion of the Stock Option shall be cancelled to the extent not exercised by the last date on which it remains exercisable in accordance with its terms, consistent with the foregoing provisions of this Section 4.

5.	STOCK APPRECIATION RIGHTS.

5.1.  General.  The Administrator shall have authority to grant Stock Appreciation Rights, which may be “stand alone” rights independent of the grant of any Stock Options or rights granted “in tandem” with grants of Stock Options, or a combination of both, under the Plan, at any time or from time to time. A Stock Appreciation Right shall entitle the Participant to receive payment from the Company, upon exercise of such right, of an amount not in excess of the appreciation in the Fair Market Value of a specified number of shares of Stock, equal to the excess of the SAR Exercise Price over the SAR Base Price multiplied by the number of shares with respect to which the Stock Appreciation Right is exercised, subject to the Participant’s satisfaction in full of the conditions, restrictions or limitations imposed in accordance with the Plan and the applicable Stock Appreciation Rights agreement (which may differ from other such agreements).

5.2.  Grant of Stock Appreciation Rights.  The grant of a Stock Appreciation Right shall occur as of the date the Administrator determines, based on the same principles and rules under Code Sections 409A, 421 and 422 as apply to Stock Options under the first paragraph of Section 4 above. Each Stock Appreciation Right granted under the Plan shall be evidenced by a written agreement, in a form prescribed or approved by the Administrator, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the express terms and conditions set forth in the Plan. A person selected by the Administrator to receive a Stock Appreciation Right shall not become a Participant or have any rights with respect to such Stock Appreciation Right unless and until such person has executed such Agreement, has delivered a fully executed copy thereof to the person or office designated by the Administrator and has otherwise complied with any applicable requirements set forth by the Administrator as part of the grant of the Stock Appreciation right.

5.3.  Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:

(a) SAR Award Period.  The SAR Award Period of each Stock Appreciation Right shall be fixed by the Administrator, but shall not exceed a term of ten (10) years.

(b) SAR Base Price.  The SAR Base Price under a Stock Appreciation Right shall be the Fair Market Value of a share of common Stock at the date of grant of the Stock Appreciation Right, unless otherwise determined by the Administrator.

(c) Vesting and Exercisability.  Stock Appreciation Rights shall become vested and be exercisable as determined by the Administrator and set forth in the agreement. The agreement shall state, with respect to all or designated portions of the shares of Stock covered thereunder, the time at which or the installments in which the Stock Appreciation Right shall become vested and exercisable during the SAR Award Period. The Administrator may establish requirements for vesting and exercisability based on (i) periods of employment or rendering of services, (ii) the satisfaction of performance criteria with respect to the Company or the Participant (or both), (iii) the occurrence of specified events or circumstances, or (iv) any combination of factors described in (i)-(iii) above.

Upon exercise of any Stock Appreciation Right that is granted in tandem with a Stock Option, the exercise shall not be complete until the Participant surrenders the corresponding vested portion of the Stock Option in accordance with procedures established by the Administrator. Stock Option rights which have been so surrendered shall no longer be exercisable after such exercise of the corresponding Stock Appreciation Right. The Administrator shall have discretion to accelerate vesting and exercisable for all or any portion of any one or more outstanding Stock Appreciation Rights and without having to do so uniformly for all such Awards.

(d) Tandem Grants.  Stock Appreciation Rights may be granted in tandem with Stock Options, under terms and conditions prescribed by the Administrator pursuant to which the exercise by a Participant of a Stock Appreciation Right with respect to one share of Stock covered thereunder cancels the right to purchase one share of Stock under the Stock Option granted in tandem to the Participant. Notwithstanding anything herein to the contrary, any Stock Appreciation Right granted in tandem with an Incentive Stock Option shall (i) expire no later than the expiration of the Option, (ii) be for no more than the difference between the exercise price of the Stock Option and the Fair Market Value of the Stock subject to the Stock Option at the time the right is exercised, (iii) be transferable only when the Stock Option is transferable and under the same conditions, (iv) be exercised only when the Stock Option is exercisable and (v) be exercised only when the Fair Market Value of the Common Stock subject to the Stock Option exceeds the exercise price of the Stock Option.

(e) Method of Payment.  Payment by the Company of any amount due to or on behalf of the Participant upon exercise of a Stock Appreciation Right may be made by cash or by check at such time, or in installments at such times, as the Administrator shall specify and set forth in the agreement evidencing the Stock Appreciation Right; provided, however, that any payment due in excess of $1,000,000 shall be payable in three equal annual installments, without interest accruing thereon, unless the Company agrees to make payment in a single sum. Unless otherwise agreed, payment shall be made, (or commence in the case of installments) within sixty (60) days after the date of exercise.

(f) Nontransferability of Rights.  Except as specifically provided herein or in the agreement, no Stock Appreciation Right or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and a Stock Appreciation Right shall be exercisable during the Participant’s lifetime only by the Participant. Any Stock Appreciation Right issued in tandem with a Stock Option shall be transferable, and transferred, only at the same time and subject to the same terms as govern the transfer of such Stock Option.

(g) Designation of Beneficiary.  A Participant may designate a Beneficiary who may exercise the Participant’s Stock Appreciation Right after the Participant’s death, subject to the provisions of the Plan. Such designation shall be made in such manner and on such form as shall be prescribed by the Administrator.

(h) 409A Exemption.  All Stock Appreciation Rights granted under this Plan shall be issued on such terms and conditions as will exempt such Awards from regulation under Code Section 409A, and all such Awards shall be interpreted and administered to preserve that exempt status.

5.4.  Effect of Termination of Employment.  The portion of any Stock Appreciation Right that is vested and not yet exercised as of the date on which the Participant’s employment or service terminates, shall (unless such termination is for Cause), continue to be exercisable for a period of three (3) months after such termination date, or until the Stock Appreciation Right was scheduled to expire, if earlier; provided, however, that if the Stock Appreciation Right was issued in tandem with a Stock Option the vested portion of the Stock Appreciation Right shall continue to be exercisable for so long as the Stock Option remains exercisable. Any portion of the Stock Appreciation Right that is not vested or does not become vested, by its terms or by action of the Administrator as of the date on which the Participant’s employment or service terminates shall automatically be forfeited, cancelled and void as of that date. If a Participant’s employment or services are suspended pending an investigation of whether the Participant’s employment or services should be terminated for Cause, all of the Participant’s rights under any Stock Appreciation Right, and any tandem Stock Option related thereto, shall likewise be suspended during the period of such investigation.

5.5.  Exercise of Rights.  A Stock Appreciation Right which is vested and exercisable shall be exercised by or on behalf of a Participant, in whole or in part at any time during the SAR Award Period, by giving written notice to the Company, in such form and manner as the Administrator may prescribe, specifying the number of shares of Stock covered by the Stock Appreciation Right with respect to which the Participant is exercising the right to receive payment.

5.6.  Withholding of Exercise.  The Company shall have the right to deduct from all payments made on the exercise of a Stock Appreciation Right all amounts required by law to be withheld for the payment of any Federal, state, local or foreign taxes of any kind.

5.7.  No Stockholder Rights.  A Stock Appreciation Right confers none of the rights of a stockholder of the Company upon the holder of such Stock Appreciation Right. Therefore, no voting, dividend or other stockholder rights accrue under a Stock Appreciation Right Award.

6.	STOCK AWARDS OTHER THAN OPTIONS.

Stock Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Stock Awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the Participant’s period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Administrator may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals or service, requirements established by the Administrator.

Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:

(i) cash or cash equivalents;

(ii) past services rendered to the Company or any Affiliate; or

(iii) future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).

A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock” or “Restricted Stock Units.”

7.	CHANGE IN CONTROL PROVISIONS.

(a) Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the extent such acceleration is then provided for in the grant agreement or is conferred by the Administrator;

(ii) The restrictions applicable to any outstanding Stock Award shall lapse, and the Stock relating to such Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(iii) All outstanding repurchase rights of the Company with respect to any outstanding Award shall terminate, except for any repurchase rights that would be triggered by a subsequent termination of employment or services by the Participant; and

(iv) Outstanding Awards shall be subject to any purchase agreement or agreement of merger or reorganization that effects such Change in Control, which agreement shall provide for:

a) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

b) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

c) The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

d) Settlement of each vested share of Stock subject to an outstanding Award for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

(v) In the absence of any agreement with the Company effecting such Change in Control, each vested share of Stock subject to an outstanding Award shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

(b) Definition of Change in Control.  For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (I), (2) and (3) of subsection (iii) of this Section 7(b); or

(ii) Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, for purposes of this Section 7(b), that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 40% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which has a result of such transaction owns the Company or substantially, all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction; of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 40% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction; (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at lease a majority of the members of the board of directors of the corporation resulting from such Corporate transaction, and (4) a Corporate Transaction which results in the Company as the surviving entity; or

(iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2), (3) and (4) of subsection (iii) of this Section 7(b), assuming for this purpose that such transaction were a Corporate Transaction.

Notwithstanding the foregoing definition, in the event any then outstanding Award is determined to be a form of deferred compensation and subject to Code Section 409A, then only a Change of Control event described above which also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treasury Regulation 1.409A-3 shall have the impact provided in Sections 7(a)(i)-(iii), 7(a)(iv)(d) and 7(a)(v) above.

(c) Change in Control Price.  For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on The American Stock Exchange or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control, (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction, and (iii) the Fair Market Value of a share of Stock upon the Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

(d) Participant Consent.  A Participant, in the course of and as a condition to exercising a Stock Option, shall waive all rights to object to or dissent from a proposed Change in Control which is approved by the Board, and shall agree to consent and raise no objection to such approved Change in Control; and, without limiting the generality of the foregoing, the Participant shall agree to (i) vote the Participant’s share to approve the terms of such approved Change in Control and (ii) waive any appraisal rights that the Participant would have with respect to such approved Change in Control.

On and after the effective date of a Change in Control, a Participant may transfer shares of Stock acquired pursuant to the exercise of an Option; provided that in the event of a Change in Control approved by the Board, structured as a sale of shares of Stock, a Participant shall transfer all shares of Stock acquired by the Participant, pursuant to the exercise of an Option, on the same terms as the other holders of Stock of the Company.

8.	MISCELLANEOUS.

(a) Amendment.  The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate, (ii) made to permit the Company or an Affiliate a deduction under the Code; or (iii) made to comply with or gain exemption from any statute that would otherwise impose adverse tax consequences on the Participants. No such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the stock is listed.

The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder’s consent.

Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Administrator may modify or adjust the right so that pooling of interests accounting shall be available, including the substitution of Common Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interests accounting.

(b) Unfunded Status of Plan.  It is intended that this Plan be an “unfunded” plan for incentive compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

(c)	General Provisions.

(i) The Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ii) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees, directors and contract service providers.

(iii) The adoption of the Plan shall not confer upon any employee, director, consultant, independent contractor or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

(iv) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

(v) The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(vi) Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

(vii) The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(viii) If any payment or right accruing to a Participant under this Plan (without the application of this Section 8(c)(viii), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code, provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 8(c)(viii) shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes. The Company shall have no liability or obligation under this Plan to reimburse or make whole any Participant for any tax, interest or penalty accruing with respect to any “parachute payment”.

(ix) To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(x) The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(xi) If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(xii) This Plan shall inure to the benefit of, and be binding upon, each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(xiii) This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof.

(xiv) In the event there is an effective registration statement under the Securities Act pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award and shall become party to a lockup agreement if so required by the underwriters.

(xv) None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Stock or an Award from such holder in accordance with the terms hereof.

(xvi) This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).

9.	DEFINITIONS.

For purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by the Company and designated by the Administrator as such.

(b) “Award” means a Stock Appreciation Right, Stock Option or Stock Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, (i) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s duties as an employee or director of, or consultant or advisor to, the Company or (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect. Notwithstanding the foregoing, if the Participant and the Company or the Affiliate have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f) “Commission” means the Securities and Exchange Commission or any successor agency.

(g) “Committee” means the Compensation Committee of Directors appointed by the Board to administer this Plan. With respect to Options granted at the time the Company is publicly held, if any, insofar as the Committee is responsible for granting Options to Participants hereunder, it shall consist solely of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 and each of whom is also an “outside director” under Section 162(m) of the Code.

(h) “Company” means Lime Energy Co., a Delaware corporation.

(i) “Director” means a member of the Company’s Board of Directors.

(j) “Disability” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a

Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate, provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its Sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

(k) “Effective Date” means April 8, 2008.

(l) “Eligible Individual” means any officer, employee or director of the Company or a Subsidiary or Affiliate, or any consultant, independent contractor or advisor providing services to the Company or a Subsidiary or Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(n) “Fair Market Value” means, as of any given date, the fair market value of the Stock as determined by the Administrator or under procedures established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value per share shall be the closing sales price per share of the Stock on The American Stock Exchange (or the principal stock exchange or market on which the Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported. If the Stock is not publicly traded then Fair Market Value shall be determined by the Administrator, in its sole discretion, in accordance with Treasury Regulation 1.409A-1(b)(5)(iv) provisions applicable to the valuation of stock not readily tradeable on an established securities market, by using a reasonable valuation method and taking into consideration all relevant factors, facts and circumstances.

(o) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and ay of these other persons are the direct and beneficial owners of all of the equity interest (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.

(p) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q) “NASDAQ” means The NASDAQ Stock Market, including the NASDAQ National Market and the NASDAQ SmallCap Market.

(r) “Non-Employee Director” means a Director who is not an officer or employee of the Company.

(s) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(t) “Optionee” means a person who holds a Stock Option.

(u) “Participant” means a person granted an Award.

(v) “Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom an Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

(w) “Stock” means common stock, par value $0.0001 per share, of the Company.

(x) “Stock Appreciation Right” means a right granted under Section 5.

(y) “Stock Award” means an Award, other than a Stock Option or Stock Appreciation Right, made in Stock or denominated in shares of Stock.

(z) “Stock Option” means an option granted under Section 4.

(aa) “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.

(bb) “Ten Percent Holder” means any individual who owns, or is deemed to own, stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.

In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

IN WITNESS WHEREOF, this 2008 Long-Term Incentive Plan, having been first duly adopted, in hereby executed below by a duly authorized officer on behalf of the Company on this 9th day of April, 2008, to take effect as provided herein.

LIME ENERGY CO.

By:	/s/ Jeffrey R. Mistarz
Jeffrey R. Mistarz

Title:	Executive Vice President and CFO

Appendix D

LIME ENERGY CO.
2008 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the 2008 Employee Stock Purchase Plan of Lime Energy Co., as established effective December 1, 2008.

1.	PURPOSE.

The purpose of the Plan is to provide employees of the Company and its Affiliates with an opportunity to purchase Common Stock of the Company. It is the intention of the Company that the Options granted under the Plan be considered options issued under an “Employee Stock Purchase Plan” as that term is defined under Section 423(b) of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.	DEFINITIONS.

(a) “AFFILIATE” as used in the Plan means any parent corporation or subsidiary corporation of the Company (or of any successor corporation), as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “CODE” shall mean the Internal Revenue Code of 1986, as amended.

(c) “COMMITTEE” shall mean the Compensation Committee of the Board of Directors of the Company or, if the Board of Directors of the Company so determines, either the Board of Directors of the Company or any other committee of the Board of Directors named by the Board of Directors to administer the Plan.

(d) “COMMON STOCK” shall mean the Common Stock, $0.0001 par value, of the Company.

(e) “COMPANY” shall mean Lime Energy Co., a Delaware corporation.

(f) “COMPENSATION” shall mean all compensation that is taxable income for federal income tax purposes, including, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(g) “CONTINUOUS STATUS AS AN EMPLOYEE” shall mean the absence of any interruption or termination of service as an employee of the Company or any Affiliate. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or any Affiliate, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(h) “CONTRIBUTIONS” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(i) “ENROLLMENT FORM” shall mean the enrollment form described in paragraph 5(a).

(j) “EXERCISE DATE” shall mean the last day of each Offering Period of the Plan.

(k) “FIRST OFFERING DATE” shall mean the first business day of the initial Offering Period under the Plan.

(l) “DATE” shall mean the first business day of an Offering Period under the Plan.

(m) “OFFERING PERIOD” shall mean any of the six-month periods commencing on June 1 and December 1 of each year (or such other periods as may be determined by the Board which shall comply with Section 423(b)(7) of the Code); provided that the initial offering period shall commence on December 1, 2008.

(n) “OPTION” shall mean an option granted under paragraph 6 of the Plan.

(o) “PLAN” shall mean this Lime Energy Co. 2008 Employee Stock Purchase Plan, as in effect from time to time.

3.	ELIGIBILITY.

(a) Options may be granted only to employees of the Company or any Affiliate. An employee of the Company or any Affiliate shall be eligible to participate in the Plan upon commencement of employment with the Company; provided, that no employee of the Company or any Affiliate shall be eligible to be granted an Option under the Plan, unless, on the Offering Date of such Offering Period, such employee’s customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) No employee shall be eligible for the grant of an Option under the Plan if, immediately after any such grant, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 3(b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(c) An eligible employee may be granted an Option under the Plan only to the extent that such Option, together with any other options granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such Options are granted) for each calendar year in which such Options are outstanding at any time. Any Option granted under the Plan shall be deemed to be modified, in reverse chronological order (newest first), to the extent necessary to satisfy this paragraph 3(c).

(d) Officers of the Company shall be eligible to participate in the Plan; provided, however, that the Committee may provide in advance that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate for any one or more Offering Period(s).

4.	OFFERING PERIODS.

The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on June 1 and December 1 of each year (or such other periods as may be determined by the Committee which shall comply with Section 423(b)(7) of the Code); provided that the initial Offering Period shall commence on December 1, 2008. The Committee shall have the power to change the commencement date and duration of any Offering Period with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period affected thereby. The Plan shall continue until terminated in accordance with paragraph 17 or paragraph 21 hereof. In addition, employees shall not be entitled to enroll in the Plan or exercise any Options granted under the Plan during any period in which, and to the extent that, the Company has restricted the purchase or sale of its securities by its employees.

5.	PARTICIPATION; CONTRIBUTIONS.

(a) An eligible employee may become a participant in the Plan by completing an enrollment form (“Enrollment Form”) provided by the Company (which may be a form maintained by the Company on an internet website) and submitting it to the Company in any manner designated by the Committee at least five (5) business days prior to the applicable Offering Date, unless a later time for submitting the Enrollment Form is set by the Committee for all eligible employees with respect to a given Offering Period. The Enrollment Form shall set forth the percentage or dollar amount of the participant’s Compensation (but not more than 15%) to be paid as Contributions pursuant to the Plan. Once an employee becomes a participant for an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of that current Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in that current Offering Period as set forth in paragraph 8 below. Such participant is not required to submit any additional Enrollment Forms in order to continue participation in this Plan unless the participant wishes to change his or her Contribution level for that next Offering Period.

(b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the Enrollment Form is applicable, unless sooner terminated by the participant as provided in paragraph 8. All payroll deductions made by a participant shall be credited to such participant in an account under the Plan. A participant may not make additional, non-payroll-deduction payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in paragraph 8, or may increase or decrease the rate of his or her payroll deduction Contributions during the Offering Period, by completing and filing with the Committee a new Enrollment Form authorizing such change or discontinuance of payroll deductions. The Committee may, in its discretion, limit the number of participant rate changes permitted during any Officering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Committee’s receipt of the new Enrollment Form.

(d) Notwithstanding the foregoing, a participant’s payroll deductions may be temporarily suspended by the participant (by filing a new election to decrease his or her Contribution rate to 0%) at any time during any Offering Period, and a participant’s payroll deduction Contributions shall be suspended at such time (during any Offering Period which is scheduled to end during the current calendar year) as the aggregate of all payroll deductions accumulated for the participant with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $25,000. Suspended payroll deductions shall recommence (at the last rate provided in such participant’s Enrollment Form effective before the suspension) as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant’s withdrawal as provided in paragraph 8.

6.	GRANT OF OPTION.

(a) On the Offering Date of each Offering Period, each eligible employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period a number of shares of Common Stock determined by dividing such employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by 85% of the lesser of (i) the fair market value of a share of the Common Stock on such Offering Date or (ii) the fair market value of a share of the Common Stock on the Exercise Date; provided however, that such purchase shall be subject to the limitations set forth in paragraphs 3(b), 3(c), 3(d) and 10 hereof. The fair market value of a share of the Common Stock shall be determined as provided in paragraph 6(b) below.

(b) The fair market value of the Common Stock on a given date shall, unless otherwise required by any applicable provision of the Code or the regulations issued thereunder, be determined by the Committee in its discretion; provided that (i) if the Common Stock is listed on a national securities exchange in the United States (such as the Nasdaq Capital Market), the fair market value per share shall be the closing sales price on such date as reported on the principal national securities exchange in the United States on which the Common Stock is traded; or (ii) if not listed on an exchange but publicly traded, the average of the closing bid and asked prices on the date of determination as in The Wall Street Journal; or (iii) if none of the foregoing is applicable, the fair market value per share shall be determined in good faith by the Committee in its discretion.

7.	EXERCISE OF OPTION.

(a) Unless a participant withdraws from the Plan as provided in paragraph 8, such participant’s Option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date of the Offering Period and the maximum number of full shares of Common Stock subject to the Option will be purchased for such participant at the applicable purchase price with the accumulated Contributions in such participant’s account. If a fractional number of shares of Common Stock results, then such number shall be rounded down to the next whole number and the excess Contributions shall be carried forward to the next Exercise Date, unless such participant withdraws the Contributions pursuant to paragraph 8(a) or is no longer eligible to participate in the Plan, in which case such amount shall be distributed to the participant without interest. During a participant’s lifetime, a participant’s Option to purchase shares hereunder is exercisable only by such participant.

(b) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable conditions of the Plan and all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law or, in the discretion of the Committee, such a representation is desired.

8.	WITHDRAWAL; TERMINATION OF EMPLOYMENT.

(a) A participant may withdraw all (and not less than all) the Contributions then credited to his or her account under the Plan at any time at least 15 days prior to the Exercise Date of an Offering Period by written notice delivered to the Company either in physical or electronic form. All of the participant’s Contributions credited to such participant’s account will be paid to such participant promptly after receipt of such participant’s notice of withdrawal and such participant’s Option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of shares of Common Stock will be made by or on behalf of the participant for that Offering Period.

(b) Upon termination of a participant’s Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the Contributions credited to such participant’s account for such Offering Period will be returned to the participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 12, and his or her Option will be automatically terminated.

(c) In the event an employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the employee is a participant, such participant will be deemed to have elected to withdraw from the Plan and the Contributions credited to such participant’s account will be returned to such participant and the Option terminated.

(d) A participant’s withdrawal from an Offering Period will not by itself have any effect upon his or her eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company, but, unlike in the case of a suspension of Contributions, a participant’s withdrawal will not trigger automatic recommencement rights under paragraph 5(d) above for participation in the next Offering Period.

9.	INTEREST.

No interest shall accrue in favor of the participant any the Contributions made by or on behalf of such participant under the Plan.

10.	STOCK.

The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be           shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 16. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan regardless of source shall be counted against the           share limitation. If the total number of shares of Common Stock which would otherwise be subject to Options granted pursuant to paragraph 6(a) hereof on the Offering Date of an Offering Period exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which Options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for Option grants in as uniform a manner as shall be reasonably practicable and as it shall determine to be equitable. Any amounts remaining in an employee’s account not applied to the purchase of Common Stock pursuant to this paragraph 10 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares of Common Stock subject to the Option to each employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

11.	ADMINISTRATION.

The Committee shall supervise and administer the Plan and shall have full power to adopt, Committee amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

12.	DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary (or beneficiaries, with respective shares designated unless equal per capita allocation among them is intended) who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery of such participant’s shares of Common Stock and cash. In addition, a participant may file a written designation of a beneficiary (or beneficiaries) who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Committee shall direct delivery of such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant or, if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may direct delivery of such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

13.	TRANSFERABILITY.

Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will, the laws of descent and distribution or as provided in paragraph 12 hereof by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw Contributions in accordance with paragraph 8.

14.	USE OF FUNDS.

All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

15.	REPORTS.

Individual accounts will be maintained for each participant in the Plan. Periodic statements of account will be given to participants, (typically as of the close of the Offering Period), including the per share purchase price, the number of shares purchased and the remaining account balance, if any.

16.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the maximum number of shares available for purchase each Offering Period, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s Option has been changed to the New Exercise Date and that the participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 8 hereof.

(c) Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or an Affiliate of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date’) and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s Option has been changed to the New Exercise Date and that the participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 8 hereof.

17.	AMENDMENT OR TERMINATION.

The Committee may at any time terminate or amend the Plan. Except as provided in paragraph 16, no such termination may affect Options previously granted, nor may any amendment make any change in any Option therefore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, change the Exercise Price with respect to future Offering Periods, change the maximum level of payroll deductions that may be elected under the Plan, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholdings in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

18.	NOTICES.

All notices or other communications by a participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

19.	RIGHT TO TERMINATE EMPLOYMENT.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or any Affiliate, or affect any right which the Company or any Affiliate may have to terminate the employment of such participant.

20.	RIGHTS AS A STOCKHOLDER.

Neither the granting of an Option nor a deduction from payroll shall constitute a participant the owner of shares covered by an Option. No participant shall have any right as a stockholder of Common Stock acquired with respect to an Offering Period unless and until the Option has been exercised, and the shares of Common Stock underlying the Option have been registered to the participant in the Company’s share register.

21.	TERM OF PLAN.

After this Plan is adopted by the Board, this Plan will become effective on the date that is the First Offering Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Committee pursuant to paragraph 17, (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan or (c) the second anniversary of the effective date of the Plan.

22.	APPLICABLE LAW.

This Plan shall be governed in accordance with the laws of Delaware.